UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Culp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1823 Eastchester Drive

High Point, North Carolina 27265

Telephone: (336) 889-5161

NOTICE OF 2024 ANNUAL MEETING

OF SHAREHOLDERS

To Our Shareholders:

Culp, Inc. (the “Company”) will hold its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s corporate offices, located at 1823 Eastchester Drive, High Point, North Carolina, on Wednesday, September 25, 2024, at 12:00 p.m. Eastern Time.

The purpose of the Annual Meeting is to:

(1)
Elect seven directors for a one-year term until the 2025 annual meeting;
(2)
Ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal 2025;
(3)
Approve, through a non-binding advisory vote, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (“Say-on-Pay”); and
(4)
Consider any other business that properly comes before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on July 29, 2024, are entitled to receive notice of, and to vote at, the Annual Meeting.

The Proxy Statement accompanying this notice contains detailed information about the matters we are asking you to vote on. It is first being mailed to and made available to shareholders on or about August 22, 2024. We hope you will read this information carefully and vote in accordance with the Board of Directors’ recommendations. Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, please complete, date, and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting and prefer to vote in person, your proxy will be returned to you upon request. You may also vote by telephone or over the internet, as described in the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

ASHLEY C. DURBIN
Senior Vice President, General Counsel, and Corporate Secretary

August 22, 2024

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting to be held on September 25, 2024: The Proxy Statement and 2024 Annual Report to Shareholders for the fiscal year ended April 28, 2024 are available free of charge at www.culp.com.

2024 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in our Proxy Statement. Because the summary does not contain all of the information you should consider, we urge you to review the complete Proxy Statement carefully before voting.

Annual meeting of shareholders

Time, place, and voting matters		Meeting agenda
Date:	September 25, 2024	•	Election of seven directors
		•	Ratification of Grant Thornton as our independent auditors for fiscal 2025
Time:	12:00 p.m. Eastern Time	•	Advisory vote to approve executive compensation
		•	Transact other business that may properly come before the meeting
Place:	Culp, Inc. 1823 Eastchester Drive High Point, North Carolina 27265

Record Date:	July 29, 2024

Voting:

Shareholders of record as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Number of Shares Entitled to Vote:	The number of outstanding shares entitled to vote at the meeting is 12,469,903.

How to vote

See “General Information” (beginning on page 8) for more information.

In addition to attending the annual meeting, shareholders of record can vote by any of the following methods:

By mailing your proxy card	By Telephone at 1-800-652-VOTE (8683) (within the USA, US territories, and Canada only)	By internet at www.investorvote.com/culp

If you hold your Culp shares in street name through an account with a bank, broker, or other nominee, your ability to vote by internet or telephone depends on the voting process of the bank, broker, or other nominees through which you hold the shares. Please follow their instructions carefully.

Voting recommendations

Proposal	Board Vote Recommendation
Election of seven directors (see page 11)	“FOR” each director nominee
Ratification of Grant Thornton as our independent auditors for fiscal 2025 (see page 56)	“FOR”
Advisory vote to approve executive compensation (see page 57)	“FOR”

Our director nominees

See “Proposal 1 – Election of Directors” (beginning on page 11) and “Corporate Governance” (beginning on page 16) for more information.

We are managed under the direction of our board of directors (the "Board of Directors" or "Board"), which is currently composed of nine members. As described below, effective as of the commencement of the Annual Meeting, the size of our board will be reduced to seven members. The Board of Directors recommends that you vote “FOR” each of the seven nominees listed in the table below, which provides summary information about each nominee. A full description of each nominee’s skills and qualifications begins on page 11. Each director is elected annually.

Name	Age	Director since	Occupation	Independent
Franklin N. Saxon	72	1987	Chairman, Culp, Inc.	No
Robert G. Culp, IV	53	2020	President and Chief Executive Officer, Culp, Inc.	No
John A. Baugh	63	2021	Vice President, Investor Relations, PROG Holdings, Inc.	Yes
Sharon A. Decker	67	2019	President, Tryon Equestrian Partners, Carolina Operations	Yes
Kimberly B. Gatling	49	2021	Partner and Chief Diversity and Inclusion Officer at Fox Rothschild, LLP	Yes
Fred A. Jackson	74	2016	Retired Chief Executive Officer, American & Efird LLC	Yes
Alexander B. Jones	38	2024	Vice President, Senior Research Analyst, 22NW, LP	Yes

Our nominees’ experience, qualifications, and diversity

The goal of our Corporate Governance and Nominating Committee is to create a Board that demonstrates competence, objectivity, and the highest degree of integrity on an individual and collective basis. Our Board and the Corporate Governance and Nominating Committee believe broad and diverse skills and backgrounds among directors are critical elements of a highly functioning board. The following chart reflects the experience and qualifications of the nominees for election as directors.

Director Nominee Experience and Qualifications

Experience/Qualifications	Culp	Baugh	Decker	Gatling	Jackson	Jones	Saxon
Financial Literacy
Strategic Planning
Industry Experience
Management Experience
International Experience
Finance/Accounting
Regulatory Compliance
Legal/Corporate Governance
Cybersecurity Experience

Our Board of Directors values the contribution of diversity in achieving Company objectives and maintaining sound governance practices as it brings together individuals with different skills and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making that best serves shareholder interests. The Board believes such diversity provides varied perspectives that promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight.

Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional qualifications, business experience, age, gender, race, ethnicity, and cultural background. Our nominees for election to the Board of Directors consist of seven directors with varying backgrounds and characteristics that blend to form a well-rounded group of individuals with deep knowledge of our business and industry, and both seasoned and fresh perspectives.

Diversity	Mix of Ages	Independence
• 29% of director nominees are women • 14% of director nominees are racially diverse	• 2 director nominees between 38-49 • 1 director nominee between 50-59 • 2 director nominees between 60-69 • 2 director nominee 70+ • Average Age: 59	• 5 of 7 director nominees are independent

Governance Highlights

Our Board of Directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a meaningful advantage for our shareholders and for our businesses. Our Board makes substantial efforts to meet such standards.

Annually elected directors; no classified board
Varying lengths of board tenure balance experience with fresh insights
Lead independent director
Five out of seven director nominees independent
100% independent audit, compensation, and governance and nominating committees
Regular executive sessions of non-management directors
Comprehensive self-evaluations annually for the Board and each committee
One class of shares with each share entitled to one vote
No poison pill in place
Meaningful stock ownership guidelines in place for directors and executive officers
Policy against hedging or pledging shares

Auditors

See “Audit Committee Report” (beginning on page 54) and “Proposal 2 – Ratification of Independent Auditor” (page 56).

We ask our shareholders to ratify the selection of Grant Thornton, LLP as our independent auditors for the fiscal 2025 year. The information below summarizes Grant Thornton’s fees for services provided for fiscal years 2024 and 2023.

	Fiscal 2024	Fiscal 2023
Audit Fees	$506,000	$590,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees (1)	$15,000	$—
Total Fees	$521,000	$590,000

(1)
All other fees for fiscal 2024 primarily consists of fees for review work associated with the filing of the S-8 registration statement associated with the Company's Amended and Restated Equity Incentive Plan.

Executive Compensation Highlights

For more information, see “Executive Compensation” (beginning on page 23) and “Proposal 3 – Advisory vote on executive compensation” (page 57).

Our Board of Director recommends that you vote “FOR” our advisory proposal on executive compensation. This non-binding vote gives our shareholders the opportunity to approve the compensation paid to the individuals identified as named executive officers in this Proxy Statement.

The primary purpose of our executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. To accomplish this purpose, our fiscal 2024 program focused on the following:

Embracing a pay-for-results philosophy, with total pay aligned with Company performance
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully Fairly compensating management for their services

Aligning long-term interests of senior management with those of shareholders by providing at least half of long-term incentive award opportunities in the form of performance-based restricted stock units tied to challenging performance goals for each of three discreet one-year performance periods, with any earned awards payable in stock following the three-year period and subject to adjustment based on (i) the cumulative three-year adjusted operating income of the applicable reporting unit, and (ii) the Company's three year total shareholder return relative to industry peers

Setting very challenging performance goals for both long-term incentive program awards and short-term annual incentives
Not making any changes to performance goals for outstanding short-term or long-term incentive awards, despite significant industry and macroeconomic headwinds
Maintaining a focus on earnings growth, return on capital, cash generation, balance sheet management, and shareholder return

Continuing the freeze in base salary for the chief executive officer (at his request in light of recent financial results for the Company that were below expectations), and providing only modest (4%) merit-based increases in base salary for other executive officers (consistent with percentage increases for other employees)

Maintaining base salaries of executive officers well below the 50th percentile market level compared to the Company’s fiscal 2024 peer group, with the planned phase-in adjustment to compensation targets at the 50th percentile paused in response to ongoing macroeconomic headwinds affecting the Company’s business

Maintaining a planned and disciplined approach to managing our business and capital utilization
Supporting prudent/calculated risk taking
Providing only very limited perquisites
Being more team oriented than individual-accountability oriented
Maintaining a balanced perspective between short-term and long-term incentives and goals

Summary of Executive Compensation Practices for Fiscal 2024 Executive Compensation Program

What We Do		What We Don’t Do

Pay-for-performance – Total pay is directly aligned with Company performance through the use of performance-based incentives, with below target performance resulting in little or no payout and superior performance leading to above-target payouts.

	x	Do not provide excessive perquisites

Challenging performance targets – Fiscal 2024 annual incentive award opportunities were tied to measures of adjusted operating performance, adjusted operating cash flow, and revenue (net sales), key short-term financial metrics that were critical to the Company’s strategic priorities during a period of continued uncertainty and headwinds relating to macroeconomic and industry conditions. In addition, a negative moderator of 40% was applied against any bonus earned for the adjusted operating cash flow and revenue components if the adjusted operating income for the applicable reporting unit was below the threshold level for the program, and no bonus could be earned if the adjusted operating income for the applicable reporting unit was significantly below the threshold level set for the program.

	x	Do not have single-trigger vesting of equity-based awards upon a change in control

Align pay with longer-term Company performance success and enhance retention – Fiscal 2024 LTIP target award opportunities included an equally weighted blend of performance-based and time-based restricted stock unit awards (except the CEO’s target value mix was 75% performance-based and 25% time-based) to align pay with longer-term Company performance success, while also enhancing the Company’s ability to retain key employees and aligning the long-term interests of management with those of shareholders.

	x	Do not provide employment agreements

Executive stock ownership guidelines – We align the interests of our executive officers with the interests of our shareholders. We require our executive officers to own and retain meaningful amounts of Culp stock.

	x	Do not gross up excise taxes upon a change of control

Mitigate undue risk – We have a clawback policy on performance-based compensation and caps on potential incentive payments.	x	Do not pay dividends on unearned performance shares or units

Policy against hedging and pledging of Culp stock by executive officers and directors.

Provide double-trigger severance and change-in-control arrangements.

Include only independent directors on the Compensation Committee.

The Compensation Committee engages and relies on an independent compensation consultant to evaluate our executive compensation programs. The consultant reports directly to the Compensation Committee and provides no other services to the Company.

Summary of Company Performance Highlights and Effects on Compensation

The Company continued to face a difficult business environment during fiscal 2024. The ongoing slowdown in demand for home furnishings, softer home sales, reduced discretionary spending on consumer durables, inflation concerns, and general economic uncertainty all played a role in creating demand weakness in the domestic mattress and residential home furnishings industries. Our results for fiscal 2024 reflect these challenging conditions, with lower sales for the Company overall and for the upholstery fabrics operating segment compared to the prior fiscal year, and only a modest increase in sales for the mattress fabrics segment. However, despite these challenges, the Company achieved a significant year-over-year operating loss improvement, driven primarily by a more profitable mix of sales and better inventory management from both the mattress and upholstery fabrics segments, along with an improved exchange rate and lower fixed costs for the upholstery fabrics segment. This resulted in a consolidated loss from operations of $(11.3) million and an adjusted loss from operations of $(10.6) million for fiscal 2024, an improvement of $17.2 million and $16.3 million, respectively, compared to the prior fiscal year (Adjusted operating income (loss) is a non-GAAP measure. See Appendix A for a reconciliation of adjusted operating income (loss) to the most directly comparable GAAP measure). Additionally, the upholstery fabrics segment delivered consistent and significantly improved operating profits under tough industry conditions during fiscal 2024, and also performed well with respect to cash generation for the year.

The Company’s fiscal 2024 annual incentive program tied award opportunities to measures of operating performance, cash flow, and revenue in order to focus participants on profitability, top line sales growth, cash generation and balance sheet management during a time of continued uncertainty due to industry and macroeconomic challenges. For fiscal 2024, award opportunities were tied to measures of annual adjusted operating income (loss), adjusted operating cash flow, and net sales, with a weighting of 60% for adjusted annual operating income (loss), 20% for adjusted operating cash flow, and 20% for net sales, in each case, of the applicable reporting unit. For executive officers in the executive shared services reporting unit (which includes corporate senior officers and managers), these measures are of the entire Company on a consolidated basis. For executives in our two divisional reporting units (upholstery fabrics and mattress fabrics), these measures are of such executive officer's respective unit. Any earned award for the adjusted operating cash flow and net sales components was subject to a downward adjustment of 40% if the adjusted operating income (loss) was below the threshold level for the applicable reporting unit, and no bonus could be earned if the adjusted operating income (loss) was significantly below the threshold level set for the applicable reporting unit. The target goals for adjusted operating income (loss) for each reporting unit were set above the Company's internal annual operating plan budgets and required significant year-over-year improvement for each reporting unit to achieve target payout. The target goals for net sales for each reporting unit were set well above the prior year's actual performance to achieve target payout, and the target goals for adjusted operating cash flow levels for each reporting unit were set well above the Company's internal annual operating plan budgets. As such, the performance hurdles for each reporting unit were considered to be very challenging in light of business conditions and expectations.

As a result of the significantly improved operating performance for the Company overall and for the upholstery fabrics segment in fiscal 2024 compared to fiscal 2023, executive officers in our executive shared services reporting unit and in our upholstery fabrics reporting unit earned bonus payments between threshold and target levels under our fiscal 2024 annual incentive program with respect to the adjusted operating income (loss) measure (weighted at 60% of target award opportunity). In addition, as a result of the solid level of cash generation from the upholstery fabrics segment, executive officers in our upholstery fabrics reporting unit also earned bonus payments at target level under our fiscal 2024 annual incentive program with respect to the adjusted operating cash flow measure (weighted at 20% of target award opportunity). In each case, these bonus payments were earned based on the attainment of challenging performance-based targets that required significant year-over-year improvement in operating performance, and in the case of the upholstery fabrics reporting unit, a diligent focus on cash generation in the face of tough industry conditions. As a result of below-threshold performance results for the applicable measures of adjusted operating income (loss), adjusted operating cash flow, and net sales, no annual incentive compensation awards under our fiscal 2024 annual incentive plan were earned for executive officers in our mattress fabrics reporting unit, including one of our named executive officers, Thomas M. Bruno. Additionally, no annual incentive compensation awards were earned by executive officers in our executive shared services reporting unit or our upholstery fabrics reporting unit with respect to net sales, or, with respect to adjusted operating cash flow for our executive shared services reporting unit, based on below-threshold performance results for these reporting units. Total fiscal 2024 awards for participants in our executive shared services reporting unit, which includes two named executive officers (Robert G. Culp and Kenneth R. Bowling), were earned at 21% of target levels, well below payouts earned during fiscal 2023.

Long-term equity incentive awards that were granted under the long-term incentive compensation plan in fiscal 2022 for the three-year period ending in fiscal 2024 consisted solely of performance-based stock awards for our then-chief executive officer and a mix of one-half performance-based stock awards and one-half time-based stock awards for all other executive officers. For each reporting unit, cumulative adjusted operating income (loss) over the three-year performance period for the applicable reporting unit was the metric for the performance-based stock awards. Operating results for each reporting unit during this period were below the threshold performance level for these awards due primarily to a slowdown in demand for home furnishings, softer home sales, reduced discretionary spending on consumer durables, inflation concerns, general economic uncertainty, and other macroeconomic conditions.

As a result, no performance-based stock awards granted in fiscal 2022 were earned by executive officer participants in any of our three reporting units.

Notably, in evaluating these results, the compensation committee did not alter or adjust the performance targets originally set under the fiscal 2024 annual incentive plan or under the fiscal 2022 long-term incentive compensation plan to favorably benefit any participants, despite greater-than-expected macro headwinds faced by the Company during the applicable performance periods.

The compensation committee determined that fiscal 2024 pay levels for executive officers were appropriate, aligned with our strategic objectives, and consistent with our pay-for-performance philosophy. This determination was based on the compensation committee’s primary focus on profitability, top line sales growth, cash generation, and balance sheet management during fiscal 2024; the significant year-over-year improvement in operating performance for both the upholstery fabrics reporting unit and the executive shared services reporting unit; the generation of solid operating cash flow by the upholstery fabrics reporting unit; and also taking into account that:

•
no executive officers received salary increases during fiscal 2023, and executive officers (other than the Company's chief executive officer) only received modest merit-based salary increases in fiscal 2024;
•
the Company's chief executive officer did not receive a salary increase in fiscal 2023 or fiscal 2024;
•
executive officer base salaries in fiscal 2024 were generally believed to be well below the 50th percentile market level compared to the Company’s peer group;
•
adjusted operating income (loss), adjusted operating cash flow, and net sales targets for each reporting unit for the fiscal 2024 annual incentive program were set at levels considered to be very challenging, generally requiring significant year-over-year improvement or performance above the Company's internal annual operating plan budgets for each reporting unit to achieve a target payout;
•
no executive officers earned any performance-based shares under the fiscal 2022 LTIP program;
•
no named executive officers are currently expected to earn any performance-based shares under the fiscal 2023 or fiscal 2024 LTIP programs; and
•
no increases in base salary are currently anticipated for executive officers in fiscal 2025.

Compensation Committee Responsiveness to Our Most Recent Say-on-Pay Vote

In response to the relatively low level of support for our Say-on-Pay Vote at the 2023 annual meeting of shareholders (a 67.6% approval rate in 2023, as compared to historical levels of support which have averaged over 90%), we invited 13 of our largest shareholders, collectively representing over 56% ownership of our outstanding common stock (based on management estimates derived from third-party reports on the Company's share ownership), to directly engage with the Compensation Committee, and held discussions with shareholders representing more than 39% of the Company's outstanding common stock. All discussions were led by the Chair of our Compensation Committee, with certain members of management also participating. After considering feedback from these discussions, the Compensation Committee approved certain changes to the Company's industry peer group composition used for market benchmarking, as well as certain changes to the executive compensation program design for fiscal 2025. Additional details are included in the Compensation Discussion and Analysis section of this Proxy Statement under the heading "Shareholder Engagement and Executive Compensation Program Changes for Fiscal 2025."

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Culp, Inc. (the “Company”) by the Company’s Board of Directors in connection with the solicitation of proxies for use at the 2024 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) or any adjournment thereof. The Company will hold the 2024 Annual Meeting on Wednesday, September 25, 2024, at 12:00 p.m. local time at the Company’s corporate offices, 1823 Eastchester Drive, High Point, North Carolina. The purpose of the Annual Meeting is to take action on the items described in this Proxy Statement, and on any other business that properly comes before the meeting.

This Proxy Statement, accompanying form of proxy, and the Company’s 2024 Annual Report to Shareholders for the fiscal year ended April 28, 2024 (the “Annual Report”) are first being mailed to shareholders on or about August 22, 2024. The Annual Report does not constitute “soliciting material” and is not to be deemed “filed” with the Securities and Exchange Commission (the "SEC").

Whether or not you expect to attend the Annual Meeting, please complete, date, and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting. Most shareholders have the choice of voting by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the internet, or using a toll-free telephone number. You should refer to the proxy card or the information forwarded by your bank, broker, or other holder of record, if applicable, to see which voting options are available to you. The internet and telephone voting facilities for eligible shareholders of record will remain available for voting up until commencement of the Annual Meeting at 12:00 p.m. Eastern Time on September 25, 2024. Specific instructions to be followed by any shareholder of record interested in voting via the internet or telephone are shown on the enclosed proxy card. The internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

A shareholder of record or registered shareholder is a shareholder whose ownership of common stock is reflected directly on the books and records of the Company’s transfer agent, Computershare Trust Company, N.A. If you hold common stock through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker, or similar organization. The Company only has access to ownership records for the registered shares.

If you hold your shares in street name, your ability to vote by internet or telephone depends on the voting process of the bank, broker, or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must obtain a legal proxy appointment from your bank, broker, or other nominee and present that legal proxy appointment, together with proof of your identity, to Company officials as you attend the meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of our directors (Proposal 1 of this Proxy Statement) and in the advisory vote on the compensation of our named executive officers (a Say-on-Pay vote) (Proposal 3 of this Proxy Statement). As a result of current regulations, your bank or broker is not allowed to vote your uninstructed shares on a discretionary basis on matters related to the election of directors or executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors and the Say-on-Pay advisory vote, no votes will be cast on your behalf with respect to the proposals for which you did not provide voting instructions. Your bank or broker will still have voting discretion on your uninstructed shares with respect to ratification of our independent auditors (Proposal 2 of this Proxy Statement) or routine matters that may properly come before the meeting.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by:

•
duly executing a proxy bearing a later date;
•
executing a notice of revocation in a written instrument filed with the secretary of the Company; or
•
appearing at the meeting and notifying the secretary of the intention to vote in person.

Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted FOR the election of the Board’s seven director nominees named in this Proxy Statement, FOR ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company for the current fiscal year, and FOR the Say-on-Pay shareholder resolution approving the Company’s compensation of our named executive officers. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof. If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a proposal and any votes not made or not permitted to be made by banks or brokers (broker non-votes) will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question.

With regard to the election of directors, shareholders may cast votes in favor of a nominee or withhold votes from a nominee, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Cumulative voting is not permitted. With regard to ratification of Grant Thornton LLP as the Company’s independent auditors, and approval of the Say-on-Pay shareholder resolution approving the Company’s compensation of our named executive officers, shareholders may vote for or against each proposal or abstain from voting, and each proposal will be approved if more votes are cast in favor of such proposal than are cast against it. Abstentions and broker non-votes will have no effect on the outcome of the vote on either of these proposals.

Although the advisory vote on the Company’s executive compensation is non-binding, the Board will consider the outcome when considering future executive compensation decisions.

The Company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. However, Company employees will not be specifically compensated for these services. The Company also will request brokers and others to send solicitation material to beneficial owners of the Company’s stock and will, upon request, reimburse their out-of-pocket costs.

BENEFICIAL OWNERS OF 5% OR MORE OF OUR COMMON STOCK

The following table lists the beneficial ownership of the Company’s common stock with respect to each individual or entity known by the Company to be the beneficial owner of more than five percent of such common stock as of July 29, 2024. This information is based solely on SEC filings made by the individuals or entities by that date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (1)
Common stock, par value $.05 per share	Gate City Capital Management, LLC 8725 W. Higgins Road Suite 530 Chicago, IL 60631	1,577,693 (2)	12.7%

	22NW Fund, LP 590 1st Ave South Unit C1 Seattle, WA 98104	1,342,488 (3)	10.8%

	Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	701,416 (4)	5.6%

(1)
Applicable percentage ownership is based on 12,469,903 shares of our common stock outstanding as of July 29, 2024.
(2)
Based upon information obtained from Gate City Capital Management, LLC, Gate City Capital Management, LLC has the power to vote 972,053 shares and dispositive power over 1,577,693 shares as of June 30, 2024. Based upon information obtained from a Schedule 13G/A filed by Gate City Capital Management, LLC with the SEC on May 10, 2024, reporting 1,301,545 shares owned as of April 30, 2024, Michael Melby is the managing member of Gate City Capital Management, LLC and is deemed to beneficially own the shares held by Gate City Capital Management, LLC.
(3)
Based on information obtained from a Form 4 filed with the SEC on July 19, 2024 (the "Form 4"), 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., and Aron R. English have the power to vote and dispositive power over 1,342,488 shares. Shares reported are directly owned by 22NW Fund, LP. 22NW LP serves as the investment manager of 22NW Fund, LP; 22NW GP, Inc. serves as the general partner of 22NW, LP. Aron R. English is the Portfolio Manager of 22 NW, LP, Manager of 22 NW Fund GP, LLC, and President and sole shareholder of 22NW GP, Inc. By virtue of these relationships, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., and Mr. English may be deemed to beneficially own the shares held by 22NW Fund, LP. According to the Form 4, Mr. English also directly owns an additional 1,450 shares. Further, based on information obtained from a Schedule 13D/A filed by 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Mr. English, Bryson O. Hirai-Hadley, and Alexander B. Jones (collectively the "22NW Investors"), on June 18, 2024, reporting ownership by the 22NW Investors as of June 17, 2024, each of the 22NW Investors may be deemed to be a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and such group may be deemed to beneficially own the 1,239,563 shares owned as of June 17, 2024, in the aggregate by all of the 22NW Investors. According to the Schedule 13D/A, by virtue of their respective positions with 22NW Fund, LP, each of 22NW, LP, 22NW Fund GP, 22NW GP, Inc., and Mr. English may be deemed to have sole power to vote and dispose of the shares directly beneficially owned by 22NW Fund, LP as reported in the Schedule 13D/A. The Schedule 13D/A further reports that Mr. Hirai-Hadley directly beneficially owned 799 shares and Mr. Jones directly beneficially owned 525 shares, and that each of Mr. Hirai-Hadley and Mr. Jones has the power to vote and dispose of the shares directly owned by Mr. Hirai-Hadley and Mr. Jones, respectively.

On July 17, 2024, the Company entered into the Cooperation Agreement (defined below) with each of the 22NW Investors, pursuant to which the 22NW Investors agreed to take certain actions with respect to shares beneficially owned by them. See "Corporate Governance - Agreement with 22NW Fund, LP et. al" on page for a description of that agreement.

(4)
Based upon information obtained from a Schedule 13F-HR filed with the SEC on May 13, 2024, Renaissance Technologies LLC has the power to vote 701,416 shares and dispositive power over 701,406 shares. Shares reported are directly owned by Renaissance Technologies LLC. Based on information obtained from a Schedule 13G/A filed with the SEC on February 13, 2024, Renaissance Technologies Holdings Corporation is the majority owner of Renaissance Technologies LLC and is deemed to beneficially own the shares held by Renaissance Technologies LLC.

PROPOSAL 1: ELECTION OF DIRECTORS

We are managed under the direction of our board of directors, which is currently composed of nine members. The authorized number of directors comprising our board of directors may not be less than five or not more than nine, with the actual number to be fixed from time to time by resolution of our board of directors, subject to the terms of our certificate of incorporation and bylaws. Effective as of the commencement of the Annual Meeting, the size of our board of directors will be reduced to seven members.

Under the Company’s bylaws, directors are elected at each annual meeting and hold office for a one-year term or until their respective successors are elected and have qualified. The terms of all nine of our current directors expire at the 2024 Annual Meeting, and two of our directors, Perry E. Davis and Jonathan L. Kelly, are not being nominated for re-election upon expiration of their current term. Accordingly, seven directors will be elected for a one-year term at the 2024 Annual Meeting. Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board of Directors, if elected.

In the absence of specifications to the contrary, proxies will be voted for the election of each of the seven nominees named in this Proxy Statement. In no case will proxies be voted for more than seven nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unable to serve for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any of the nominees listed below is likely to become unable to serve as a director.

NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

Directors and Nominees:

FRANKLIN N. SAXON, age 72, is the non-executive Chairman of the Board, was employed by the Company from 1983 to 2022, and currently provides advice, strategic planning, and consulting services to the Company. From January 2020 to September 2022, Mr. Saxon served as executive chairman of the Company. From 2007 to 2020, Mr. Saxon served as the chief executive officer of the Company, and prior to that served in various roles at the Company, including executive vice president, chief financial officer, and president, Culp Velvets/Prints division, in addition to his service on the Board, including serving as chairman of the Board beginning in April of 2019.

Mr. Saxon brings extensive business, managerial, and leadership experience to the Board. With over 40 years of experience with the Company, Mr. Saxon provides the Board with a vital understanding and appreciation of the Company’s business. His strong leadership skills have been demonstrated through his services as chief executive officer from 2007 through 2019 and his service as a director since 1987, including as chairman beginning in 2019. Mr. Saxon also has extensive financial management expertise, having worked in public accounting before joining the Company, and serving as the Company’s chief financial officer for many years.

ROBERT G. CULP, IV, age 53, has been employed by the Company since 1998 and has served in various capacities, including president of the Culp Home Fashions Division from 2004 to 2019. The Board elected Mr. Culp as chief operating officer of the Company in October 2018 and as president of the Company in March 2019. He was elected by the Board as president and chief executive officer of the Company effective January 1, 2020.

Mr. Culp has very strong knowledge about the Company and its business, having been employed with the Company for more than 25 years. He developed management and executive skills in a number of leadership roles in the Company before his role as president and CEO, as well as significant knowledge of the bedding and furniture industries.

JOHN A. BAUGH, CFA, age 63, is the Vice President of Investor Relations for PROG Holdings, Inc., a publicly traded fintech holding company that provides transparent and competitive payment options to consumers. Prior to joining PROG Holdings in September 2020, Mr. Baugh was a sell-side analyst with Stifel Financial, serving as Managing Director, Senior Equity Research from 2005 to 2020. He also served as a sell-side analyst for Legg Mason Securities from 2004 to 2005 and Wheat First Union/Wachovia Securities from 1983 to 2004. During his 37 years as an analyst on Wall Street, Mr. Baugh covered industry spaces including home furnishings, retail, building products, and lease-to-own, including coverage of the Company and many of its largest customers during much of this time.

Mr. Baugh brings to the Company a deep understanding of capital markets and institutional investing, as well as substantial knowledge about the furniture and bedding industries, both domestic and international. He has a strong knowledge about the Company and its business, as well as the business of several of the Company’s largest customers, based on his long tenure as a sell-side analyst covering the home furnishings industry.

SHARON A. DECKER, age 67 is president of Tryon Equestrian Partners, Carolina Operations, an investment group responsible for the development and operation of a premiere sports complex and resort in western North Carolina. Prior to holding this position, she served as chief operating officer of Tryon Equestrian Partners, Carolina Operations, from September 2015 to April 2020. Prior to that, she served as president of NURAY Media, a media preservation company, from January 2015 until August 2015, and served as Secretary of Commerce for the State of North Carolina from January 2013 until December 2014. Ms. Decker served as chief executive officer of The Tapestry Group, a non-profit organization, from September 2004 to January 2013, and has served as the chief executive officer of North Washington Street Properties, a community redevelopment company, since October 2004. Ms. Decker served as president of The Tanner Companies, a direct marketer of women’s apparel, from August 2002 to September 2004, and president of Doncaster, a division of The Tanner Companies, from August 1999 to July 2002. Ms. Decker also served as president and chief executive officer of the Lynnwood Foundation, which created and managed a conference facility and leadership institute, from 1997 until 1999. From 1980 until 1997, she served Duke Energy Corporation, an electric power holding company, in various capacities, including as corporate vice president and in various strategic areas from marketing and community relations to customer service. Ms. Decker currently serves on the board of directors of Coca-Cola Consolidated, Inc., a nonalcoholic beverage maker and distributor; on the Board of Trustees of the University of North Carolina at Charlotte; and on the board of directors of CTE, the largest provider of construction, industrial, and other related equipment in the Southeast. She previously served as a director of SCANA Corporation, a diversified utility company, from 2006 to 2013 and from 2015 to 2018, and on the board of directors of Family Dollar Stores, Inc., a discount retailer, from 1999 to 2015.

Ms. Decker brings to the Company extensive business, leadership, and financial management experience from the numerous positions she has held across a broad range of fields, including large public companies and non-profit organizations. Her diverse executive, marketing, and economic development experience, as well as her extensive experience serving on multiple corporate boards, provides a valuable perspective on operational and governance matters.

KIMBERLY B. GATLING, age 49, is a partner and the Chief Diversity and Inclusion Officer at the law firm of Fox Rothschild LLP (formerly Smith Moore Leatherwood LLP). She has been a partner at the firm since 2008 and has served as the Chief Diversity and Inclusion Officer for all of the firm’s 27 offices since 2020. Ms. Gatling is a United States Registered Patent Attorney and a North Carolina State Certified Trademark Specialist. Her legal practice is focused on intellectual property and information technology, including protection and enforcement of patents, trademarks, and copyrights; counseling clients on data protection and privacy, computer and internet related issues, and regulatory matters pertaining to product packaging, labeling, and advertising; and drafting and negotiating intellectual property license agreements, sponsored research agreements, joint development agreements, and software development and license agreements. Over the course of her legal career, she has counseled a variety of clients in the textile industry, and in her role as Chief Diversity and Inclusion Officer, she serves as part of the firm’s leadership team and develops strategies that increase and promote a diverse workforce and inclusive environment at all levels of the firm. Throughout Ms. Gatling’s professional career, she has also invested in her community through service and leadership with various entities. Ms. Gatling is the Chair of the Board of Directors for the Cone Health Foundation, having served on the Board of Directors since 2015 (currently serving as Vice-Chair). She also serves as a Director for Truliant Federal Credit Union, wherein she serves on the Governance Committee, and as a Trustee for North Carolina A&T State University, wherein she serves on the Governance Committee and the Advancement and External Affairs Committee. In prior roles, Ms. Gatling served on the Board of Directors of the United Way of Greater Greensboro from 2008 – 2021, including as Chair from 2019 – 2021. In this role, Ms. Gatling oversaw the development of a comprehensive strategic plan and led a national search for a new CEO. She additionally served in various other leadership roles during her tenure, including as a member of the Governance Committee, Finance Committee, and Community Impact Committee. Ms. Gatling also previously served on the Board of Directors for Habitat for Humanity, in which she chaired the Audit Committee, and the Gateway Research center, in which she served as Vice Chair and chaired the Governance Committee.

Ms. Gatling’s legal and business experiences bring to the Company a robust skillset including extensive corporate governance and legal knowledge, regulatory compliance experience, board leadership and collaboration, strategic planning and management, data protection, technological innovation, product development, intellectual property protection and enforcement strategy, and marketing and advertising expertise. She has also developed experience in the textile industry through her legal work with various industry clients over the course of her career.

FRED A. JACKSON, age 74, is the retired chief executive officer of American & Efird LLC, a global manufacturer of sewing, thread, embroidery thread, and technical textiles. He served American & Efird for 38 years in various positions before his retirement from the CEO position in September 2015, and his retirement as non-executive chairman for the Advisory Board of American & Efird Global, L.P. in May 2018.

Mr. Jackson brings to the Company extensive experience and knowledge in textiles and related industries, both domestic and international, and has significant financial management and executive leadership experience gained through his long tenure with American & Efird LLC, including its international subsidiaries and joint ventures, and leadership positions in textile industry trade associations.

ALEXANDER B. JONES, age 38, is Vice President and Senior Research Analyst for 22NW, LP (‘‘22NW LP”), a Seattle-based long/short small cap value hedge fund, which, together with its affiliates, is the one of the Company's largest shareholders. Mr. Jones joined 22NW LP in 2021 and currently oversees the firm’s investments in industrials, materials, and consumer sectors. Prior to 22NW LP, Mr. Jones was founder and principal of Porter Street Research, LLC, a Washington, DC based investment research and advisory firm, from 2017 to 2021; an investment analyst at Legacy Research/Bonner and Partners in Washington, DC, from 2017 to 2019; an Investment Analyst at The Brookings Institution in Washington, DC, from 2015 to 2017; and a Senior Investment Associate at Cambridge Associates in Arlington, Virginia from 2008 to 2015. Mr. Jones currently serves on the board of directors of L.B. Foster Company (NASDAQ: FSTR), a global technology solutions provider of engineered, manufactured products and services that builds and supports infrastructure.

Mr. Jones brings to the Company a valuable understanding of investor communications, capital allocation and public markets, and a shareholder perspective, including relating to enhancing shareholder value. See “Agreement with 22NW Fund, LP et al,” below, which describes an agreement between the Company and certain shareholders pursuant to which the Company agreed to appoint Mr. Jones as a director and nominate him as a director for the 2024 Annual Meeting.

Non-Director Executive Officers:

Information concerning our executive officers as of April 28, 2024, is set forth below:

KENNETH R. BOWLING, age 62, joined the Company in 1997 as controller for the Culp Velvets/Prints division. He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002. In 2004, he was promoted to vice president, finance and treasurer. Mr. Bowling became the Company’s chief financial officer in 2007 and corporate secretary in 2008, and he was named senior vice president in 2016. In 2019, Mr. Bowling was named executive vice president.

THOMAS M. BRUNO, age 43, joined the Company in September of 2022 as executive vice president of the Culp Home Fashions division, and he was named by the Board as president of the Culp Home Fashions division in January of 2023. Mr. Bruno previously served as vice president of business development, alternative channels at Tempur Sealy International from 2018 to 2022. Prior to that, he was one of the founding members of Comfort Revolution, a sleep accessories company, where he served in various leadership roles from its inception in 2009 until its full acquisition by Tempur Sealy in 2018. Following this acquisition, Mr. Bruno was tasked with integrating Comfort Revolution into Tempur Sealy as Comfort Revolution’s senior vice president & managing director. During his tenure, Comfort Revolution sales grew 300% and the company was a profitable operation supporting some of Tempur Sealy’s most extensive alternative channel initiatives. Prior to Comfort Revolution, Mr. Bruno began his career in New Jersey with a top public accounting firm.

BOYD B. CHUMBLEY, age 67, has been employed by the Company since 1984 and has served in various capacities. Mr. Chumbley was named senior vice president – operations in 2007, and he was promoted to executive vice president of the Culp Upholstery Fabrics division in July of 2014. The Board elected Mr. Chumbley as president of the Culp Upholstery Fabrics division in 2016. Mr. Chumbley retired as an executive officer of the Company effective July 26, 2024. He remains employed by the Company in a part-time advisory role to strategically support the Culp Upholstery Fabrics division.

ASHLEY C. DURBIN, age 44, joined the Company in 2019 as vice president, general counsel and corporate secretary, and she was named senior vice president in 2023. Previously, Ms. Durbin was a partner at the law firm of Robinson, Bradshaw & Hinson, P.A. in Charlotte North Carolina, a firm with which she was associated since 2008.

TERESA A. HUFFMAN, age 63, has been employed by the Company since 1986 and has served in various capacities. Ms. Huffman was named as vice president, human resources for the Company in February 2008, and was promoted to senior vice president, human resources in 2019. In July of 2021, she became an executive officer of the Company, and in July of 2022, she was named senior vice president, chief human resources officer.

Effective as of July 27, 2024, the Board named MARY BETH HUNSBERGER, age 49, as president of the Culp Upholstery Fabrics division and as an executive officer of the Company. Ms. Hunsberger joined the Company as executive vice president of the Culp Upholstery Fabrics division in January 2024. Previously, she served as president of North and South America for Decon, Inc., from 2016 through 2023, and she concurrently served as chief operating officer of North and South America for Gloster Furniture during 2023.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 29, 2024, for the nominees for election to the Board of Directors, the directors and named executive officers of the Company, and all executive officers, directors, and nominees of the Company as a group, a total of 14 persons:

Name	Position with Company (1)	Year Became Director	Year Term Expires	Shares and Percent of Common Stock Beneficially Owned As of July 29, 2024 (2)	Notes
Directors, Nominees, and Named Executive Officers

Franklin N. Saxon	Director, Chairman	1987	2024	113,750*	(3)

Robert G. Culp, IV	President and Chief Executive Officer, Director	2020	2024	338,547 2.7%	(4)

John A. Baugh	Director	2021	2024	42,078*	(5)

Perry E. Davis	Director	2019	2024	39,816*	(6)

Sharon A. Decker	Director	2019	2024	40,383*	(7)

Kimberly B. Gatling	Director	2021	2024	33,956*	(8)

Fred A. Jackson	Director	2016	2024	81,040*	(9)

Alexander B. Jones	Director	2024	2024	525*	(10)

Jonathan L. Kelly	Director	2021	2024	86,656*	(11)

Kenneth R. Bowling	Executive Vice President, Chief Financial Officer and Treasurer			50,766*	(12)

Thomas M. Bruno	President, Culp Home Fashions Division			60,114*	(13)

All executive officers, current directors and nominees as a group (14 persons)				921,953 7.3%

* Less than one percent.

(1)
As of July 29, 2024.
(2)
Includes shares currently owned and shares that may be acquired within 60 days after July 29, 2024, upon the vesting of time-based restricted stock units. Percentage ownership is based on 12,469,903 shares of our common stock outstanding as of July 29, 2024.
(3)
Includes approximately 275 shares owned by Mr. Saxon through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator). Also includes 3,000 shares owned by Lori Saxon, Mr. Saxon’s spouse, in her own name. Mr. Saxon disclaims beneficial ownership of the shares owned by his spouse.
(4)
Includes approximately 53,392 shares owned by Mr. Culp through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator). Also includes 1,740 shares held in trust for Mr. Culp’s daughter and 1,740 shares held in trust for Mr. Culp’s son, where Mr. Culp is the sole trustee for these trusts, and has sole voting, dispositive, and investment power with respect to these shares.
(5)
Includes 9,839 shares that Mr. Baugh may acquire within 60 days after July 29, 2024, upon the vesting of time-based restricted stock units, subject to his continued service as a director through the vesting date.
(6)
Includes 9,839 shares that Mr. Davis may acquire within 60 days after July 29, 2024, upon the vesting of time-based restricted stock units, subject to his continued service as a director through the vesting date.

(7)
Includes 9,839 shares that Ms. Decker may acquire within 60 days after July 29, 2024, upon the vesting of time-based restricted stock units, subject to her continued service as a director through the vesting date.
(8)
Includes 9,839 shares that Ms. Gatling may acquire within 60 days after July 29, 2024, upon the vesting of time-based restricted stock units, subject to her continued service as a director through the vesting date.
(9)
Includes 10,733 shares that Mr. Jackson may acquire within 60 days after July 29, 2024, upon the vesting of time-based restricted stock units, subject to his continued service as a director through the vesting date.
(10)
Does not include shares beneficially owned by the Investor Group other than those directly beneficially owned by Mr. Jones. Mr. Jones is Vice President, Senior Research Analyst at 22NW, LP.
(11)
Includes 1,110 shares owned by Mr. Kelly through a Roth IRA and 48,571 shares owned by Mr. Kelly through a SEP-IRA. Also includes 9,839 shares that Mr. Kelly may acquire within 60 days after July 29, 2024, upon the vesting of time-based restricted stock units, subject to his continued service as a director through the vesting date.
(12)
Includes approximately 18,170 shares owned by Mr. Bowling through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator). Also includes 4,357 shares that Mr. Bowling will acquire within 60 days after July 29, 2024, in connection with time-based restricted units that have vested, but for which corresponding shares have not yet been issued by the Company.
(13)
Includes 12,557 shares that Mr. Bruno may acquire within 60 days after July 29, 2024, upon the vesting of time-based restricted stock units, subject to Mr. Bruno's continued service with the Company through the vesting date.

The Board of Directors recommends a vote “FOR” the seven nominees listed above as directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

The Board of Directors has approved Corporate Governance Guidelines, with the goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders. The Corporate Governance Guidelines are available on the Company’s website at www.culp.com in the “Investor Relations/Governance” section and are available in print to any shareholder upon request. In addition, the charters for the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are also included in the “Investor Relations/Governance” section of the Company’s website and are available in print to any shareholder upon request.

Director Independence

The Board believes that independent directors should comprise a majority of the Board, and the Company’s Corporate Governance Guidelines (as well as New York Stock Exchange ("NYSE") rules) require that a majority of the Company’s Board be independent. To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no material relationship with the Company other than as a director. These determinations are made annually. In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the NYSE. In addition, the Board has adopted the following categorical standards, which are included in the Company’s Corporate Governance Guidelines, to assist in the determination of director independence. These categorical standards conform to, or are more exacting than, the independence requirements in the NYSE listing standards:

(i)
Disqualifying Relationships – A director will not be considered independent if any of the following has occurred within the preceding three years:
•
the director was employed by the Company
•
any of the director’s immediate family members was employed by the Company as an executive officer
•
the director or any of the director’s immediate family members received more than $25,000 per year in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company)
•
the director was affiliated with or employed by the Company’s independent auditor
•
an immediate family member of a director (1) was affiliated with or employed by the Company’s independent auditor as a partner, principal, manager, or in any other professional capacity, or (2) is currently an employee of the company’s independent auditor and personally works on the Company’s audit
•
an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or the director’s immediate family member as an executive officer
•
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceed the greater of $1 million, or two percent, of such other company’s consolidated gross revenues
(ii)
Commercial Relationships – The following commercial relationships will not be considered to be material relationships that would impair a director’s status as being independent:
•
the director is an executive officer or employee or director of one of the Company’s suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier
•
the director’s immediate family member is an executive officer or director of one of the Company’s suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier
•
the director or the director’s immediate family member is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer

(iii)
Charitable Relationships – The following charitable relationship will not be considered to be a material relationship that would impair a director’s independence: if a director of the Company, or a member of a director’s immediate family, serves as an executive officer of a charitable or other not-for-profit organization, and the Company’s charitable contributions to the organization, in the aggregate, are less than two percent of that organization’s total revenues during its most recent fiscal year.
(iv)
Stock Ownership – Ownership of a significant amount of the Company’s stock does not necessarily preclude a determination of independence.

Applying the independence standards described above, the Board has determined that the following current directors and/or nominees are independent within the meaning of the listing standards of the NYSE and the Company’s categorical standards of independence: John Baugh, Perry Davis, Sharon Decker, Kimberly Gatling, Fred Jackson, Alexander Jones, and Jonathan Kelly. These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors. In considering the independence of Mr. Davis, the Board took into consideration his role as a recently retired executive officer of a customer of the Company and the Company’s annual sales to such customer, and determined this relationship did not impair Mr. Davis’ status as being independent. In considering the independence of Ms. Gatling, the Board took into consideration her role as a partner at a law firm that Company has previously used for legal services, including the annual fees previously paid to such law firm and the fact that the relationship with such law firm has been discontinued, and no fees have been paid, since August 2020, and determined that this relationship did not impair Ms. Gatling’s status as being independent.

Board Leadership Structure and Lead Independent Director; Executive Sessions of Non-Management Directors and Independent Directors

The roles of Board Chair and Chief Executive Officer are filled separately by two individuals. Mr. Saxon, who serves as Board Chair, is a non-employee director who also provided consulting services to the Company as a strategic advisor in fiscal 2024. The Board believes, and our Corporate Governance Guidelines provide, that the Board should have flexibility to decide whether it is best for the Company at a given point in time for the roles of the Chief Executive Officer and Chair of the Board to be separate or combined and, if separate, whether the Chair should be selected from the independent directors or be an employee. The Board believes that the complementary leadership skills of Mr. Saxon as Chair and Mr. Culp as Chief Executive Officer are currently serving the Board and the Company well.

Non-management Board members (which consists of Mr. Saxon and the independent directors) meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the non-management directors request the attendance of any management directors or executive officers). These meetings normally occur quarterly. Independent Board members meet separately from other directors in an executive session at least once per fiscal year (and more frequently upon request from the independent Board members), without the presence of other directors or executive officers of the Company. The non-management directors and independent directors have designated a lead independent director to preside at these meetings, to advise management and to otherwise act as a liaison between the non-management or independent directors, as applicable, and the Company’s management and/or other directors. Mr. Jackson has served as lead independent director since September 29, 2021.

Director Attendance at Annual Meetings

Directors are expected to attend the Company’s Annual Meeting of Shareholders absent exceptional cause. All directors then on the Board attended the 2023 Annual Meeting of Shareholders.

Risk Oversight

The Board oversees risk-assessment in a number of ways, both as a full Board and through its committees. The Board assesses enterprise risk as it reviews and directs the Company’s strategic plans and decisions, both for operational and financial matters. The Board as a whole, in executive sessions and in meetings with management and reports from its committees, assesses risks faced by the Company and evaluates ways to mitigate those risks. For instance, the Board exercises oversight of information technology infrastructure and cybersecurity risks, in part through quarterly meetings between the Audit Committee and the head of the Company’s information technology department to review the Company’s readiness and ability to thwart a cybersecurity threat or recover from a technology failure. The Audit Committee has the responsibility to review and discuss with management, and with the internal auditor and the independent auditor, as appropriate, issues regarding the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and the steps management has taken to monitor and mitigate such exposure. The Audit Committee also has the responsibility to review and discuss with management the Company’s policies, procedures, and practices with respect to overall enterprise risk management, including those risks related to information security, cybersecurity, data protection, sustainability and environmental issues. In addition, the Compensation Committee assesses the Company’s compensation policies and practices to ensure that compensation arrangements do not provide incentives that create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller. The Code is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section and is available in print to any shareholder who requests it. The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to or waivers granted under the Code with regard to executive officers.

Anti-Hedging and Anti-Pledging Policies

As discussed in detail in the section named “Executive Compensation – Compensation Discussion & Analysis – Compensation Elements” on page 23, the Company maintains a policy that prohibits all directors, executive officers, and other designated individuals from hedging with respect to any of the Company’s securities. In addition, the Company’s policy strongly discourages directors, executive officers, and other designated individuals from pledging Company securities to secure a loan unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities. Company policy requires advance notice and pre-clearance of any such pledge or margin transaction. None of the Company’s executive officers or directors have currently pledged any Company securities.

Stock Ownership and Retention Requirements

In June 2018, the Compensation Committee recommended and the Board approved stock ownership and retention requirements applicable to our executive officers and members of our Board. Under these guidelines, each elected officer (including the named executive officers) is required to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. Non-employee directors are required to hold common stock with a market value equal to two times the annual cash retainer paid to such directors. Our CEO is required to hold common stock valued at three times base salary, and other executive officers are required to hold common stock valued at two times base salary. In calculating ownership for purposes of this policy, only shares of common stock are considered - unvested restricted stock units (performance- or time-based) and unexercised stock options are not counted toward an executive's compliance with the stock ownership guidelines.

Officers and directors have five years from the date of adoption of the requirements or the date they become subject to the requirements, whichever is later, to meet the minimum ownership requirements. If an individual does not own enough shares to meet the ownership requirements, that individual is required to retain at least 50% of all shares of our common stock granted to such individual pursuant to equity awards or stock grants from the Company under any compensation arrangements, until compliance with the ownership policy is achieved.

As of April 28, 2024, all of our directors held sufficient equity of our Company to satisfy the stock ownership guidelines, and all of our current named executive officers who have been subject to the policy for at least five years held at least the required minimum number of shares, other than Mr. Bowling. Mr. Bowling has historically met the stock ownership guidelines, but his calculated ownership value was below the designated level based on our stock price as of the most recent measurement period. However, Mr. Bowling remains in compliance with the policy's requirement to retain at least 50% of all shares of our common stock granted to him until the targeted ownership level is achieved.

Communications with Directors

The Company and the Company’s Board of Directors believe it is important that a direct and open line of communication exist between the Company’s Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact the Company’s directors may send a letter to the following address:

Culp, Inc. Board of Directors

c/o Corporate Secretary

1823 Eastchester Drive

High Point, North Carolina 27265

Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the Lead Director designated by the independent directors.

The Company also has a separate policy that allows shareholders, employees, or other interested parties to communicate with the Chair of the Audit Committee of the Board of Directors to report complaints or concerns regarding accounting, internal accounting controls, or audit matters. More details about this policy are available on the Company’s corporate website at www.culp.com, in the “Investor Relations/Governance” section under the heading “Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters.”

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company. The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company’s website at www.culp.com, in the “Investor Relations/Governance” section. Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom must be independent as determined by the Board of Directors and as defined by NYSE rules. All of the current members of the Corporate Governance and Nominating Committee are independent directors.

The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board of Directors in light of the current mix of director skills and attributes. In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board. The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company. In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company’s industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise. When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

Although the Company has no formal diversity policy, our Board of Directors values the contribution of diversity in achieving Company objectives and maintaining sound governance practices, as it brings together individuals with different skills and ideas from varying backgrounds and experiences to create balanced and thoughtful decision-making that best serves shareholder interests. Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional skills and qualifications, business experience, age, gender, race, ethnicity, and cultural background. The Board believes that such diversity provides varied perspectives that promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight, and should be taken into consideration by the Corporate Governance and Nominating Committee when considering director nominees.

The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above. In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past. Mr. Jones was identified by one of the Company's largest shareholders, 22NW, LP. Recommendations from shareholders for nominees to the Board of Directors will be considered by the Corporate Governance and Nominating Committee if made in writing addressed to the Company’s Secretary at the Company’s main office. In order to be considered, such recommendations must be received at least 60 days prior to the date of the meeting at which directors are to be elected. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

Agreement with 22NW Fund, LP et. al

On June 17, 2024, (the “Effective Date”), the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Alexander B. Jones (each, an “Investor” and collectively the “Investors” or the “Investor Group”). Pursuant to the Cooperation Agreement, the Board, as of the Effective Date, increased the size of the Board from eight to nine directors and appointed, at the request and recommendation of the Investor Group, Mr. Alexander B. Jones to fill the vacancy resulting from the increase in the size of the Board. In addition, Mr. Jones was appointed to each of the Audit Committee and the Compensation Committee of the Board, and the Board agreed to nominate Mr. Jones to stand for election to the Board at the 2024 Annual Meeting for a term expiring at the Company’s 2025 annual meeting of shareholders and until his successor is duly elected and qualified.

Under the Cooperation Agreement, the Investor Group agreed to certain standstill provisions with respect to its actions with regard to the Company for the duration of the Standstill Period, which commenced on the Effective Date and will end on the date that is the earlier of (i) thirty (30) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations (as set forth in the advance notice provisions of the Company’s bylaws, as amended) for consideration at the 2025 annual meeting of shareholders and (ii) ninety (90) calendar days prior to the first anniversary of the 2024 Annual Meeting (the “Standstill Period”). During the Standstill Period, the Investors and their affiliates and associates may not have beneficial ownership of more than 15% of the Company’s common stock outstanding or have a net long position in more than 15% of the Company’s common stock outstanding. The standstill provisions also include, among other things, restrictions with respect to nominating or recommending for nomination any persons for election to the Board, making any shareholder proposal to the Company or the Board or any committee thereof, soliciting any proxy or consents to vote securities of the Company in opposition to any recommendation or proposal of the Board and conducting any other referendum (including any “withhold” or similar campaign), except as expressly permitted by the Cooperation Agreement.

The Cooperation Agreement also requires the Investor Group, at the 2024 Annual Meeting and during the pendency of the Standstill Period, to take certain actions, including to vote, or cause to be voted, all shares of common stock beneficially owned by each member of the Investor Group and their respective affiliates and associates in favor of (i) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (ii) each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors), each of the Investors shall be permitted to vote in accordance with the ISS recommendation; provided, further, that each of the Investors shall be permitted to vote in their sole discretion with respect to any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company, or other business combination involving the Company requiring a vote of shareholders of the Company.

Under the Cooperation Agreement, the Company agreed that Mr. Jones will receive (i) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors on the Board, (ii) the same compensation for his service as a director as the compensation received by other non-management directors on the Board with similar Board assignments, and (iii) such other benefits on the same basis as all other non-management directors on the Board. In the Cooperation Agreement, the Company and the Investors also agreed to customary confidentiality, non-disparagement, and other provisions and have made customary representations and warranties. The Company also agreed to reimburse the Investor Group for its reasonable and documented out of pocket fees and expenses in connection with its involvement at the Company in an amount not to exceed $15,000 in the aggregate.

BOARD COMMITTEES AND ATTENDANCE

There are four standing committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of the members of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (and any director who served on such committees at any time during the fiscal year) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the director independence standards set forth in the regulations of the NYSE and the Company’s categorical standards of independence. Also, each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and each of the members of our Compensation Committee is “independent” for purposes of Section 10C(a)(2) of the Securities Exchange Act of 1934. The written charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.culp.com in the “Investor Relations/Governance” section.

Executive Committee

The Executive Committee may exercise the full authority of the Board of Directors when the Board is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees. Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members. The Executive Committee currently consists of Messrs. Saxon (Chair), Culp, and Jackson. The Executive Committee did not hold any formal meetings during fiscal 2024, and all significant management decisions requiring action by the Board of Directors were considered and acted upon by the full Board.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided to the Company by the independent auditors. The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company’s significant accounting policies, internal accounting controls, reports from the Company’s internal auditor, quarterly financial information releases, Quarterly Reports on Form 10-Q filed with the SEC, and the Annual Report on Form 10-K filed with the SEC. In addition, the committee reviews and approves all significant transactions between the Company and any related party, and it reviews the Company’s risk assessment and risk management policies.

The current members of the Audit Committee are Mr. Baugh (Chair), Mr. Davis, Ms. Decker, Ms. Gatling, Mr. Jackson, Mr. Jones, and Mr. Kelly. The Board of Directors has determined that all members of the Audit Committee are financially literate as defined by the rules of the NYSE. In addition, the Board has determined that Mr. Baugh, Ms. Decker, and Mr. Jackson each qualify as an “audit committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee reviews the performance of the chief executive officer and determines the chief executive officer’s compensation after consulting with the Board of Directors. The Compensation Committee performs the same functions with regard to other executive officers after consulting with the chief executive officer. The committee also makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and it administers the incentive compensation and equity-based plans after they are adopted. In performing its obligations, the Compensation Committee regularly meets with and consults with the chief executive officer, and occasionally other executive officers, to receive their recommendations regarding executive compensation (except as it relates to their own individual executive compensation levels).

In fiscal 2024, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as a third-party advisor to provide advice, research, evaluation, and design services related to executive and non-employee director compensation. Pearl Meyer provided advice to the Compensation Committee on market trends and best practices in executive compensation, the structure and design of the Company’s compensation program, and the relationship between executive compensation and Company performance. Pearl Meyer has also assisted the Compensation Committee in defining the list of peer companies used to compare the Company’s pay practices and levels to those of other companies within our industry or related industries. During fiscal 2024, Pearl Meyer did not provide any services to the Company other than the assistance it provided to the Compensation Committee.

The committee’s charter does not address its ability to delegate its authority to others, and although it may have such power, in practice the Compensation Committee approves all final decisions regarding changes in the compensation of executive officers. The current members of this committee are Mr. Davis (Chair), Mr. Baugh, Ms. Decker, Ms. Gatling, Mr. Jackson, Mr. Jones, and Mr. Kelly.

Corporate Governance and Nominating Committee

The current members of the Corporate Governance and Nominating Committee are Ms. Decker (Chair), Mr. Baugh, Mr. Davis, Ms. Gatling, Mr. Jackson, and Mr. Kelly. The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board’s policies and procedures, and to corporate governance policies applicable to the Company.

Attendance

During the fiscal year ended April 28, 2024, the Board of Directors had nine meetings; the Audit Committee had thirteen meetings; the Compensation Committee had six meetings; and the Corporate Governance and Nominating Committee had five meetings. Each Board member then on the Board attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she then served.

EXECUTIVE COMPENSATION

For fiscal 2024, the Company qualifies as a smaller reporting company under the SEC's definition of “smaller reporting company.” The Company has, nonetheless, opted to provide many of the compensation-related disclosures that are required for larger public companies and that the Company has historically provided. However, among other smaller reporting company accommodations, the Company is disclosing compensation for only three named executive officers (comprising (i) the Company’s principal executive officer, and (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of April 28, 2024), consistent with the disclosure requirements applicable for smaller reporting companies.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section is intended to give an overview of our compensation program and policies, the material compensation decisions we have made under our program and policies with respect to our named executive officers (our “NEOs”), and the material factors that we considered in making those decisions. The NEOs of the Company during fiscal 2024 were as follows:

Name	Title
Robert G. Culp, IV	President and Chief Executive Officer
Kenneth R. Bowling	Executive Vice President, Chief Financial Officer, and Treasurer
Thomas M. Bruno	President, Culp Home Fashions Division

The Compensation Committee of our Board of Directors (the “Committee”), which is made up solely of independent directors, leads and directs our executive compensation program. Additional details about the individual compensation of each NEO and the annual review of compensation for our NEOs is contained in the sections that follow, and this Compensation Discussion and Analysis should be read in connection with that information.

Executive Summary

The Committee adopted an executive compensation strategy statement for fiscal 2024, which provides that the primary purpose of the Company’s executive compensation program is to support growth in earnings, return on capital, free cash flow, balance sheet management, and shareholder value. The compensation structure adopted by the Committee for NEOs during the fiscal 2024 year sought to accomplish these goals by relying heavily on incentive-based compensation linked to the Company’s financial results, as opposed to fixed compensation, while also seeking to enhance the Company’s ability to retain key employees and align the long-term interests of senior management with those of our shareholders.

The Committee approved a new executive compensation philosophy in fiscal 2021 to begin positioning base salaries and target short-term and long-term incentive award opportunities for NEOs at or near market 50th percentile (or median) levels, as compared to the Company’s peer group, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. Any changes in compensation opportunities to improve pay competitiveness were intended to be made through a series of adjustments over time, as warranted based on Company and individual performance. The first adjustment to base salaries was implemented in fiscal 2022, with base salaries for NEOs set at levels that were generally believed, based on a peer group benchmarking study undertaken in assessing fiscal 2022 compensation, to remain well below the 50th percentile market level compared to the Company’s fiscal 2022 peer group. The next step of this phased-in adjustment to pay positioning targets was intended to be implemented for fiscal 2023. However, near the end of fiscal 2022, in response to ongoing macroeconomic headwinds affecting the Company’s business, including continued disruption from the COVID-19 pandemic, weakness in the domestic mattress industry, ongoing inflationary pressures, and other macroeconomic pressures that were materially affecting the Company’s operations, the Company temporarily implemented a freeze on base salaries for most employees with base salaries over $150,000, including all of our NEOs, which freeze was maintained for NEOs throughout fiscal 2023. For fiscal 2024, based on ongoing macroeconomic uncertainty and market volatility, and in light of recent financial results, the Company again delayed any further implementation of adjusting executive pay to move towards these peer-median targets. Instead, executives other than the chief executive officer received modest (4%) base salary merit increases, based on individual performance. The chief executive officer requested to continue the salary-freeze already in place for him in fiscal 2024, in light of recent financial results for the Company that were below expectations.

Beyond base salaries, NEOs also had the opportunity to earn additional compensation under the fiscal 2024 executive compensation program through short-term and long-term incentive plans that could result in compensation at, above, or below targeted levels based on actual versus targeted performance results as well as continued service through the applicable award vesting periods for time-based awards.

Short-term (annual) incentive compensation for fiscal 2024 tied award opportunities to measures of operating performance, cash flow, and revenue in order to focus participants on profitability, top line sales growth, cash generation and balance sheet management during a time of continued uncertainty due to industry and macroeconomic challenges. For fiscal 2024, award opportunities were tied to measures of annual adjusted operating income (loss), adjusted operating cash flow, and net sales, with a weighting of 60% for adjusted annual operating income (loss), 20% for adjusted operating cash flow, and 20% for net sales, in each case, of the applicable reporting unit. For executive officers in the executive shared services reporting unit (which includes corporate senior officers and managers), these measures are of the entire Company on a consolidated basis. For executives in our two divisional reporting units (upholstery fabrics and mattress fabrics), these measures are of such executive officer's respective unit. Any earned award for the adjusted operating cash flow and net sales components was subject to a downward adjustment of 40% if the adjusted operating income (loss) was below the threshold level for the applicable reporting unit, and no bonus could be earned for any component if the adjusted operating income (loss) was significantly below the threshold level set for the applicable reporting unit. The target goals for each metric were generally set above the Company's internal annual operating plan budgets for each applicable reporting unit and, in the case of the adjusted operating income and net sales components, required significant year-over-year improvement in order to receive a target payout. As such, the performance hurdles for each reporting unit were considered to be very challenging in light of business conditions and expectations.

The practice of granting long-term incentive equity awards was continued for fiscal 2024. The Committee again granted a combination of performance-based and time-based restricted stock units in fiscal 2024, which vest three years after the date of grant if the participant meets the applicable performance and continued service requirements. Grants to all NEO participants under the plan consisted of one-half performance-based units and one-half time-based units, except that the grant for the chief executive officer was 75% performance-based and 25% time-based. The Committee implemented this structure to align pay with longer-term Company performance success, and also to continue our focus of aligning the long-term interest of senior management with those of our shareholders and retaining key executive talent during a very challenging business and macroeconomic environment. The vesting conditions for the performance-based units are based on the applicable reporting unit's adjusted operating income goals identified for three discreet one-year periods, with all goals set at the time of grant and each measurement period equally weighted, and with any earned awards subject to adjustment by up to +/- 25% based on the Company’s three-year relative total shareholder return performance as compared to the Company’s peer group, as described in detail below. Additionally, no performance-based units will vest unless the cumulative three-year adjusted operating income is positive for the applicable reporting unit. As was the case with the fiscal 2024 annual cash incentive program, performance hurdles for performance-based restricted stock awards were stretch goals set at levels considered to be very challenging for each of the three discreet one-year periods.

In addition to these major elements of executive compensation, the Company provided a limited selection of additional benefits and perquisites to NEOs during fiscal 2024.

The Company also conducted extensive shareholder outreach during fiscal 2024 in response to the relatively low level of support we received for our Say-on-Pay Vote at the 2023 annual meeting of shareholders (a 67.6% approval rate, which was well below our historical support levels). All discussions were led by the Chair of our Compensation Committee, along with certain members of management also participating. After considering feedback from these discussions, the Compensation Committee approved certain changes to the Company's industry peer group composition used for market benchmarking, as well as certain changes to the executive compensation program design for fiscal 2025. For example, NEOs and other executive officers will only receive performance-based equity grants in fiscal 2025, with vesting tied to three-year cumulative adjusted operating income (loss) goals. The executive compensation program will continue to place primary emphasis on variable incentives tied to challenging goals to align NEO pay with performance outcomes and shareholder interests, with no base salary increases currently anticipated in fiscal 2025 for NEOs. Additional details are included in the Compensation Discussion and Analysis section of this Proxy Statement under the heading "Shareholder Engagement and Executive Compensation Program Changes for Fiscal 2025."

Company Performance Highlights and Effects on Compensation

The Company continued to face a difficult business environment during fiscal 2024. The ongoing slowdown in demand for home furnishings, softer home sales, reduced discretionary spending on consumer durables, inflation concerns, and general economic uncertainty all played a role in creating demand weakness in the domestic mattress and residential home furnishings industries. Our results for fiscal 2024 reflect these challenging conditions, with lower sales for the Company overall and for the upholstery fabrics operating segment compared to the prior fiscal year, and only a modest increase in sales for the mattress fabrics segment. However, despite these challenges, the Company achieved a significant year-over-year operating loss improvement, driven primarily by a more profitable mix of sales and better inventory management from both the mattress and upholstery fabrics segments, along with an improved exchange rate and lower fixed costs for the upholstery fabrics segment. This resulted in a consolidated loss from operations of $(11.3) million and an adjusted loss from operations of $(10.6) million for fiscal 2024, an improvement of $17.2 million and $16.3 million, respectively, compared to the prior fiscal year (Adjusted operating income (loss) is a non-GAAP measure. See Appendix A for a reconciliation of adjusted operating income (loss) to the most directly comparable GAAP measures). Additionally, the upholstery fabrics segment delivered consistent and significantly improved operating profits under tough industry conditions during fiscal 2024, and also performed well with respect to cash generation for the year.

The combination of stretch goals, challenging market conditions, and significantly improved operating performance for the Company overall and for the upholstery fabrics segment in fiscal 2024, as compared to fiscal 2023, led to partial, below-target annual incentive bonus awards for NEOs and other participants within our executive shared services and upholstery fabric reporting units. Participants in our executive shared services reporting unit earned bonus payments between threshold and target levels for the adjusted operating income (loss) measure and no awards for the adjusted operating cash flow and net sales measures due to below-threshold results, with payouts equal to 21% of total target award opportunities for Mr. Culp and Mr. Bowling, well below awards earned for fiscal 2023. Participants in our upholstery fabrics segment earned bonus payments between threshold and target levels for the adjusted operating income (loss) measure; target payouts for the adjusted cash flow measure; and no award for the net sales measure. No annual incentive compensation award was earned for Mr. Bruno or other participants within our mattress fabrics reporting unit due to below threshold performance results across all three metrics for that unit.

Notably, in evaluating these results, the Compensation Committee did not alter or adjust the performance targets originally set under the fiscal 2024 annual incentive plan to favorably benefit any participants, despite greater-than-expected macro headwinds faced by the Company during the year.

Additional details about the fiscal 2024 annual incentive plan and performance thereunder are discussed later in this Compensation Discussion and Analysis section under the heading “Annual Incentive Plan.

Long term equity incentive awards that were granted under the fiscal 2022 long term incentive compensation plan (“LTIP”) for the three-year period ending following completion of the fiscal 2024 year consisted solely of performance-based restricted stock unit ("RSU") awards for our chief executive officer and a mix of one-half performance-based RSU awards and one-half time-based stock awards for all other executive officers. For each reporting unit, cumulative adjusted operating income over the three-year performance period for the applicable reporting unit was the metric for the performance-based RSUs, with award opportunities ranging from 0% to 200% of target grants. Any earned performance-based RSUs from the fiscal 2022 grants to executive officers were subject to an upward or downward adjustment of up to 25%, based on the Company’s total shareholder return (“TSR”) for the three-year period ending in fiscal 2024, as compared to companies in the Company’s fiscal 2022 peer group. Operating results during this three-year performance period were below the threshold performance level for these awards primarily due to a slowdown in demand for home furnishings, softer home sales, reduced discretionary spending on consumer durables, inflation concerns, general economic uncertainty, and other macroeconomic conditions. Despite the significant and greater than expected headwinds during each of fiscal 2022, fiscal 2023, and fiscal 2024, the Committee did not alter or adjust the previously set levels of operating income (loss) over the three-year performance period. As such, three-year cumulative operating income (loss) was below the applicable threshold performance level for all three of the Company's reporting units, with no performance-based RSUs from the fiscal 2022 grant being earned by any participants.

Additional details about the Company’s long-term incentive plan, including information with respect to long-term incentive awards granted in fiscal 2024, and information relating to long-term incentive awards granted in fiscal 2022 that would have vested during fiscal 2024 if performance metrics for those awards were achieved, are discussed later in this Compensation Discussion and Analysis section under the heading “Long-Term Incentive Awards.”

The Committee determined that fiscal 2024 pay levels for executive officers were appropriate, aligned with our strategic objectives, and consistent with our pay-for-performance philosophy. This determination was based on the Committee’s primary focus on profitability, top line sales growth, cash generation, and balance sheet management during fiscal 2024; the significant year-over-year improvement in operating performance for both the upholstery fabrics reporting unit and the executive shared services reporting unit; the generation of solid operating cash flow by the upholstery fabrics reporting unit; and also taking into account that:

•
no executive officers received salary increases during fiscal 2023, and executive officers (other than the Company's chief executive officer) only received modest (4%) merit-based salary increases in fiscal 2024;
•
the Company's chief executive officer did not receive a salary increase in fiscal 2023 or fiscal 2024;
•
executive officer base salaries in fiscal 2024 were generally believed to be well below the 50th percentile market level compared to the Company’s peer group;
•
adjusted operating income, adjusted operating cash flow, and net sales targets for each reporting unit for the fiscal 2024 annual incentive program were set at levels considered to be very challenging, generally requiring significant year-over-year improvement and/or performance above the Company's internal annual operating plan budgets for each reporting unit to achieve a target payout;

•
no executive officers earned any performance-based shares under the fiscal 2022 LTIP program;
•
no NEOs are currently expected to earn any performance-based shares under the fiscal 2023 or fiscal 2024 LTIP programs; and
•
no increases in base salary are currently anticipated for executive officers in fiscal 2025.

Overview and Objective –Compensation Strategy

The primary purpose of our executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. We believe the best way to accomplish this purpose was to focus the fiscal 2024 program on these objectives:

•
Embracing a pay-for-results philosophy. Total pay is aligned with Company performance success through the use of management incentives;
•
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully;
•
Fairly compensating management for their service to our Company, which in turn helps to retain and motivate them; and
•
Aligning the long-term interests of senior management with those of our shareholders by providing at least half of long-term incentive award opportunities in the form of performance-based restricted stock units tied to challenging goals for each of three discreet one-year performance periods, with any earned awards paid in stock and subject to adjustment based on (i) the cumulative three-year adjusted operating income of the applicable reporting unit, and (ii) the Company’s three-year total shareholder return relative to industry peers.

As described below under “—Compensation Elements—Position Relative to Market and Peer Comparison Group,” and “—Compensation Elements—Base Salary,” in response to ongoing macroeconomic headwinds and financial results, in fiscal 2024 the Committee again delayed its prior plan to position base salaries and target short-and long-term award opportunities at or near market median levels, as a result of ongoing macroeconomic uncertainty and market volatility, and in light of the Company’s financial results. Instead, executives other than the chief executive officer received modest (4%) merit increases in fiscal 2024, based on individual performance. The chief executive officer requested to continue the salary-freeze already in place for him in fiscal 2024, in light of recent financial results for the Company that were below expectations. Based on these considerations, our executive compensation program for fiscal 2024 generally comprised:

•
Setting base salaries at levels generally believed to be well below the 50th percentile market level compared to the Company’s fiscal 2024 peer group;
•
Setting challenging financial targets for annual incentives, generally requiring significant year-over-year improvement or performance above the Company's internal annual operating plan budgets for each reporting unit to achieve a target payout, despite ongoing economic headwinds;
•
Setting challenging performance goals for the fiscal 2024 long term incentive program, which require significant improvements in profitability versus actual results for both fiscal 2023 and for each discreet one-year period within the three-year award period (i.e., significant improvement in profitability is required for fiscal 2024 as compared to fiscal 2023, for fiscal 2025 as compared to fiscal 2024, and for fiscal 2026 as compared to fiscal 2025, in order to accrue a target payout for the applicable year); and
•
Using a combination of performance-based and time-based awards for long-term incentives in order to align executive pay with the Company’s longer-term success and shareholder interests, while incentivizing our key employees to remain with the Company.

Our corporate culture and compensation philosophy call for rewarding successful results, rather than effort, through performance-leveraged and variable incentives. Our compensation program for fiscal 2024 was intended to support the following:

•
continuing to be a market leader in product innovation in our industry;
•
not making any changes to performance goals for outstanding short-term and long-term incentive awards, despite significant industry and macroeconomic headwinds;
•
a planned and disciplined approach to managing our business and the utilization of capital;
•
maintaining a strong focus on increasing earnings, return on capital, cash generation, balance sheet management, and shareholder returns;

•
prudent/calculated risk taking;
•
providing only very limited perquisites;
•
being more team-oriented than individual accountability oriented;
•
decision making that is decentralized as pertains to sales, marketing, and operations, and centralized as pertains to strategic matters; and
•
a balanced perspective between short-term and long-term incentives and goals.

Compensation Elements

The overall compensation program for fiscal 2024 consisted of base salary, annual incentives, long-term incentives, and benefits. These benefits included a 401(k) plan, health and other welfare benefits, supplemental non-qualified deferred compensation, and limited perquisites such as an auto allowance and voluntary participation for certain executive officers, including NEOs, in an executive health program. Certain executive officers also participated in a severance protection plan. Further details about the elements of our compensation program for fiscal 2024 are set forth on the following pages.

Element	Form of compensation	Purpose	Performance criteria
Base salary	Cash	Providing a competitive level of fixed compensation that appropriately balances the need to be market competitive and the need to control fixed costs	Not performance-based, but individual performance is considered for merit increases

Annual incentive bonus	Cash	Creating an incentive for executive officers to direct their efforts toward achieving specified Company financial goals

Tied to measures of adjusted operating income (loss) (60% weighting), adjusted operating cash flow (20% weighting), and net sales 20% weighting) for each reporting unit, subject to a negative moderator of 40% in the event adjusted operating income (loss) for the applicable reporting unit falls below threshold level. No bonus earned in the event adjusted operating income (loss) for the applicable reporting unit falls significantly below threshold level.

Long-term incentive awards	Performance-based restricted stock units and time-based restricted stock units

Creating an incentive for meeting or exceeding longer-term financial goals, enhancing employee retention, and providing an equity stake in our Company in order to align the long-term interests of management with those of our shareholders

Adjusted operating income (loss) based on targets identified for three discreet one-year periods (with equal weighting for each measurement period) for performance-based restricted stock units, with any earned awards subject to adjustment based on (i) the cumulative three-year adjusted operating income (loss) of the applicable reporting unit, and (ii) the Company's relative TSR (total shareholder return)

Health and welfare plans

Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Company, including broad-based medical, life insurance, and disability plans, and a severance plan

		Providing a competitive, broad-based employee benefits structure	Not performance-based

Retirement plans	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all employees) and, for certain officers, a supplemental non-qualified deferred compensation plan	Providing competitive retirement-planning benefits to attract and retain skilled management	Not performance-based

Perquisites	Automobile allowance; voluntary participation in executive health program where Company pays the cost of a comprehensive health assessment to address overall medical needs and assess health risk	Providing limited business-related perquisites	Not performance-based

Severance protection plan	Eligibility to receive cash severance in connection with certain qualifying termination of employment scenarios in anticipation of or within a defined period after a change of control	Providing a competitive compensation package and ensuring continuity of management in the event of any actual or threatened change in control of our Company	Not performance-based

Position Relative to Market and Peer Comparison Group

On an annual basis, the Compensation Committee compares the Company’s pay practices and levels of pay to those of other companies within our industry or related industries that we compete with for management talent. The Committee views such data to be useful information but does not believe such data should be deemed the best and final determinant of its compensation decision-making. The Committee makes prudent distinctions between Culp’s executive compensation program and the practices at comparable companies when deemed necessary to maintain an effective compensation program. It is the Company’s belief that, in the final analysis, performance rather than benchmarking data should drive its executive compensation decisions. Some of the other factors also considered by the Committee in setting executive compensation include incumbent roles, responsibilities, tenure, internal equity, market conditions, and the desire to attract, retain, and motivate our NEOs and reinforce strategic objectives in support of long-term value creation.

The fiscal 2024 peer group approved by the Committee comprised the following 16 companies:

Bassett Furniture Industries, Inc. Delta Apparel, Inc. Ethan Allen Interiors, Inc. Flexsteel Industries, Inc. Hooker Furniture Corp., Inc. Insteel Industries, Inc.	Lakeland Industries, Inc. Live Ventures Incorporated Purple Innovations Inc. Rocky Brands, Inc. Superior Group of Companies, Inc. The Dixie Group	The Lovesac Company Unifi, Inc. Vera Bradley, Inc. Vince Holding Corp.

The Committee annually reviews peer group composition and considers refinements as deemed appropriate. The Committee also engages an independent compensation consultant to advise it about a number of compensation-related issues, including development of an appropriate list of peer companies and periodic assessments of pay competitiveness and alignment with performance. For fiscal 2024, the Committee, in conjunction with the compensation consultant, determined that the existing peer group was comprised of companies in the same or related industries as the Company and generally falling within a comparable size range in terms of revenues, enterprise value, and/or employee headcount. As a result, no changes were made to the Company's fiscal 2024 peer group, as compared to fiscal 2023.

For fiscal 2025, in response to feedback from shareholder outreach as described below under "Shareholder Engagement and Executive Compensation Program Changes for Fiscal 2025," the Committee has approved certain changes to the Company's peer group. In particular, certain shareholders noted that the Company's relative size positioning versus its peer group has declined over the past several years, prompting concern given the Company's stated philosophy of targeting executive compensation at or near the 50th percentile of the peer group. Based on this feedback, the Committee worked with its compensation consultant to review and update the Company's peer group to remove peer companies that are significantly larger than the Company and to add companies that are closer in size to the Company. This review resulted in the removal of Ethan Allen Interiors, Inc., Insteel Industries, Inc., Rocky Brands, Inc., Superior Group of Companies, Inc., and the Lovesac Company, and the addition of Jerash Holdings (US), Inc. and Crown Crafts, Inc. Accordingly, the fiscal 2025 peer group approved by the Committee comprises the following 13 companies:

Bassett Furniture Industries, Inc. Crown Crafts, Inc. Delta Apparel, Inc. Flexsteel Industries, Inc. Hooker Furniture Corp., Inc.	Jerash Holdings (US), Inc. Lakeland Industries, Inc. Live Ventures Incorporated Purple Innovations Inc.	The Dixie Group Unifi, Inc. Vera Bradley, Inc. Vince Holding Corp.

As discussed above, the Committee paused ongoing market adjustments intended to gradually position NEO target pay at or near market 50th percentile (or median) levels, as compared to the Company’s peer group, due to ongoing challenging market conditions. However, in the future, once business conditions normalize, the Committee expects to continue to gradually implement the following NEO target pay positioning objectives, while also continuing to be mindful of Company and individual performance, market conditions, and relative size positioning versus peers:

•
Targeting base salary at or near the market 50th percentile (or median), instead of below the market median, in order to enhance the company’s ability to attract and retain key executives, while balancing the need to be market competitive with the need to control fixed costs;

•
Targeting annual incentive compensation at or near median market, rather than above market, levels, in order to reward performance for achieving goals, while also setting performance goals that are challenging, realistic, and sustainable;

•
Targeting long-term incentive compensation at or near the median market levels, rather than below the market median, to reflect the significance of long-term incentives to executive compensation, further enhance retention, equity stakes, and alignment with shareholder interests, and ensure that total direct compensation is reasonably competitive. Because of their linkage to performance and/or stock price, realizable values can be at, above, or below target levels;

•
Total direct compensation will vary based on performance, targeted at or near the market 50th percentile (or median) when performance is at target levels. Total direct compensation can be above market when superior performance occurs, and below market when performance results are below target levels.

Base Salary

The Compensation Committee considers base salaries to be a fixed expense and, as discussed previously, began setting them in fiscal 2022 based on the gradual implementation of our new pay positioning targets for our NEOs. However, during fiscal 2023, in response to ongoing macroeconomic headwinds affecting the Company’s business and industry, as described in more detail above, the Company temporarily implemented a freeze on base salaries for most employees making over $150,000, including all NEOs. This salary freeze remained in effect for all NEOs throughout fiscal 2023. For fiscal 2024, based on ongoing macroeconomic uncertainty and market volatility, and in light of recent financial results, the Company again delayed any further implementation of adjusting executive pay to move towards the targeted pay positioning targets, and instead executives other than the chief executive officer were eligible for modest merit increases, based on individual performance. Mr. Culp did not receive a salary increase in fiscal 2024 at his request in light of recent financial results that were below expectations. The salaries of Mr. Bowling and Mr. Bruno were increased by four percent based on individual performance and contributions to the Company, in line with compensation adjustments provided for most employees (other than Mr. Culp) for fiscal 2024.

The Committee believes the base salaries for NEOs in fiscal 2024 remained well below the 50th percentile market level compared to the Company’s peer group. No increases in base salary are currently anticipated for NEOs in fiscal 2025; however, the Committee may re-evaluate NEO salaries later in fiscal 2025 if there is significant improvement in Company performance and market conditions.

Annual Incentive Plan

Our fiscal 2024 annual incentive plan provided for potential bonus payments to plan participants based upon actual performance versus pre-established metrics tied to the Company’s annual business plan and strategic priorities. For fiscal 2024, award opportunities were tied to measures of adjusted annual operating income (loss), adjusted operating cash flow, and net sales, with a weighting of 60% for adjusted annual operating income (loss), 20% for adjusted operating cash flow, and 20% for net sales, with each component separately funded. The plan provides for bonuses based upon the adjusted operating income, adjusted operating cash flow, and net sales of the entire Company in the case of the executive shared services reporting unit (which includes corporate senior officers and managers), and upon the adjusted operating income, adjusted operating cash flow, and net sales of one of our two divisional reporting units (upholstery fabrics and mattress fabrics) in the case of management of each such division. Any earned award for the adjusted operating cash flow and net sales components was subject to a downward adjustment of 40% if the adjusted operating income (loss) was below the threshold level for the applicable reporting unit, and no bonus could be earned for any component if the adjusted operating income (loss) was significantly below the threshold level set for the applicable reporting unit.

The Committee chose these annual incentive plan measures to reinforce the Company’s key strategic priorities for fiscal 2024, particularly its focus on profitability, top line sales growth, cash generation and balance sheet management during a time of continued uncertainty due to industry and macroeconomic challenges. The Committee believed that these three measures were critical in evaluating the Company’s ability to operate effectively in this challenging business environment.

Messrs. Culp and Bowling, who are each part of our executive shared services reporting unit, participated in the plan that awards bonuses based upon the annual adjusted operating income (loss), adjusted operating cash flow, and net sales for the entire Company. Mr. Bruno participated in the plan that awards bonuses based on the annual adjusted operating income (loss), adjusted operating cash flow, and net sales of the Culp Home Fashions (“CHF”) mattress fabrics division.

Adjusted operating income (loss) was defined under the annual incentive plan as the operating income or loss for a reporting unit (or the Company, in the case of the executive shared services reporting unit) as calculated and recorded on the Company's financial statements, but excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions.

Adjusted operating cash flow for the executive shared services reporting unit was defined under the annual incentive plan as the Company's consolidated net cash provided by (used in) operating activities (which includes and is calculated using the calculation of consolidated adjusted operating income (loss) under the annual incentive plan for the Company), plus proceeds from the sale of long-term investments (rabbi trust), minus the purchase of long-term investments (rabbi trust), plus proceeds from the sale of equipment, plus proceeds from note receivable, and plus or minus the effect of exchange rate changes on cash and cash equivalents, in each case as calculated and reported on the Company's financial statements. Adjusted operating cash flow for the operating division reporting units was defined under the annual incentive plan as such reporting unit's cash from earnings (which includes and is calculated using the calculation of adjusted operating income (loss) under the annual incentive plan for such reporting unit), plus or minus cash flow from working capital for the division, plus proceeds from the sale of equipment for the division, and, solely with respect to the upholstery fabrics division, plus the proceeds from note receivable, in each case as calculated and reported on the applicable reporting unit's financial statements.

Net sales was defined as net sales for the applicable reporting unit as calculated and recorded on the Company's financial statements.

The Committee established three measurement levels—threshold, target, and maximum—for annual adjusted operating income (loss), adjusted operating cash flow, and net sales for each reporting unit under the fiscal 2024 annual incentive plan, as well as corresponding award funding opportunities. For fiscal 2024, award funding could range from 20% of target levels at threshold performance, and up to 200% of target levels for superior results, with payouts in between designated levels determined using straight-line interpolation, and no awards earned for below-threshold performance results. Consistent with the program in prior years, the annual incentive bonuses under the plan, if any, are paid in cash.

In developing the performance targets for the fiscal 2024 annual incentive program, the Committee carefully evaluated then-current and expected business conditions, as well as historical consolidated and divisional performance. Critical factors, such as then-current demand trends for furniture and bedding, as well as macroeconomic trends in the overall global economy, were also considered in setting the performance levels. The target goals for adjusted operating income (loss) for each reporting unit were set above the Company's internal annual operating plan budgets and required significant year-over-year improvement for each reporting unit to achieve target payout. The target goals for net sales for each reporting unit were also set well above the prior-year's actual performance to achieve target payout. The target goals for adjusted operating cash flow levels for each reporting unit were set well above the Company's internal annual operating plan budgets (though target goals were lower as compared to prior-year actual results, where the prior-year results reflected exceptionally strong cash flow generation). As such, the performance hurdles for each reporting unit were considered to be very challenging in light of business conditions and expectations. Once approved by the Committee, these performance levels were not changed or adjusted during the year, despite greater than expected industry and macro headwinds faced by the Company during the year.

Based on the actual financial results achieved by the Company, namely the significantly improved operating loss performance for the Company overall, all participants in our executive shared services reporting unit, including two NEOs (Mr. Culp and Mr. Bowling), earned annual incentive awards at 21% of the target bonus opportunity for fiscal 2024. Based on the actual financial results achieved by the upholstery fabrics reporting unit, including the significant improvement in operating income and solid cash generation, all participants in our upholstery fabrics reporting unit (which did not include any NEOs) earned annual incentive awards at 61% of target bonus opportunity for fiscal 2024. No annual incentive compensation awards under our fiscal 2024 annual incentive plan were earned for participants in our mattress fabrics reporting unit, including no awards for one NEO (Mr. Bruno).

For the executive shared services plan, which applies to Mr. Culp and Mr. Bowling, the following table summarizes performance hurdles and award funding provisions approved by the Committee for fiscal 2024:

Performance Level	Adjusted Operating Income (60% Weighting)*		Net Sales (20% Weighting)		Adjusted Operating Cash Flow (20% Weighting)	% of Target Award Earned
	Goal	Amount by which Goal Exceeds Prior Year Actual Performance	Goal	Amount by which Goal Exceeds Prior Year Actual Performance	Goal**
Threshold	$(12,350,000)	$14,634,000	$241,000,000	$6,066,000	$(2,100,000)	20%
Target	$0	$26,984,000	$260,001,000	$25,067,000	$2,500,000	100%
Maximum	$6,000,000	$32,984,000	$290,000,000	$55,066,000	$5,000,000	200%

*

Performance below threshold level for the annual operating income (loss) measure would have resulted in a downward adjustment of 40% for any award earned with respect to the adjusted operating cash flow and/or net sales measures. No bonus could be earned for any component if the adjusted operating income (loss) for the reporting unit was below $(17,350,000).

**

These goals were set based on the Company's consolidated internal annual operating budget plan for fiscal 2024. We have not disclosed the amount by which the goal exceeds the internal annual operating plan budget because such budget information is confidential and competitively sensitive. In setting these levels, the Compensation Committee considered achievement of the target level to be very challenging, as the target level was well above the annual operating budget.

As shown above, performance goals required significant year-over-year improvement versus the Company’s adjusted operating loss result of $(26,984,000) in fiscal 2023, as well as significant year-over-year improvement versus the Company's net sales result of $234,934,000 in fiscal 2023. The Company's actual adjusted operating loss of $(10,632,000) for fiscal 2024 was between threshold and target performance hurdles. As a result, Mr. Culp and Mr. Bowling earned a payout under the annual incentive plan of $105,000 and $44,335, respectively, based on adjusted operating income (loss) results. The Company's actual adjusted operating cash flow and net sales were below the threshold performance hurdles for such measures, resulting in no award funding for these two components.

For the mattress fabrics segment, which includes Mr. Bruno, the following table summarizes performance hurdles and award funding provisions approved by the Committee for fiscal 2024:

Performance Level	Adjusted Operating Income (60% Weighting)*		Net Sales (20% Weighting)		Adjusted Operating Cash Flow (20% Weighting)	% of Target Award Earned
	Goal	Amount by which Goal Exceeds Prior Year Actual Performance	Goal	Amount by which Goal Exceeds Prior Year Actual Performance	Goal**
Threshold	$(6,000,000)	$12,681,000	$120,00,000	$9,005,000	$6,500,000	20%
Target	$500,000	$19,181,000	$130,001,000	$19,006,000	$12,600,000	100%
Maximum	$6,000,000	$24,681,000	$150,000,000	$39,005,000	$15,600,000	200%

*

Performance below threshold level for the annual operating income (loss) measure would have resulted in a downward adjustment of 40% for any award earned with respect to the adjusted operating cash flow and/or net sales measures. No bonus could be earned for any component if the adjusted operating income (loss) for the reporting unit was below $(9,500,000).

**

These goals were set based on the fiscal 2024 internal annual operating budget plan for the mattress fabrics segment. We have not disclosed the amount by which the goal exceeds the internal annual operating plan budget because such budget information is confidential and competitively sensitive. In setting these levels, the Compensation Committee considered achievement of the target level to be very challenging, as the target level was well above the annual operating budget.

As shown above, performance goals required significant year-over-year improvement versus the mattress fabrics reporting unit’s adjusted operating loss result of $(18,681,000) and net sales result of $110,995,000 in fiscal 2023. The mattress fabric reporting unit's actual adjusted operating income (loss), adjusted operating cash flow, and net sales results for fiscal 2024 were below the threshold performance hurdles for each measure. As a result, Mr. Bruno did not earn a payout under the fiscal 2024 annual incentive plan.

We did not have any NEOs in our upholstery fabrics reporting unit in fiscal 2024.

The amounts paid under this plan to our NEOs, if any, are reflected in the Summary Compensation Table in the “Non-Equity Incentive Compensation” column, and the potential threshold, target, and maximum award opportunities are reflected in the Grants of Plan-Based Awards table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns.

In light of the challenging business environment facing the Company, the Committee focused on profitability, top line sales growth, cash generation, and balance sheet management during fiscal 2024. The Committee believes the payouts described above under the annual incentive plan were appropriate in light of performance outcomes and consistent with the Company's pay for performance philosophy.

Long-Term Incentive Awards

In accordance with our overall compensation strategy, the Committee has established a program of granting long-term incentive awards to our NEOs pursuant to the Company’s Amended and Restated Equity Incentive Plan (previously known as the 2015 Equity Incentive Plan, prior to its amendment in 2023). Grants to our NEOs in fiscal 2024 consisted of one-half performance-based RSUs and one-half time-based RSUs, except that the grant for the chief executive officer consisted of 75% performance-based RSUs and 25% time-based RSUs. The Committee implemented this structure to align pay with longer-term Company performance success, and also to continue our focus of aligning the long-term interest of management with those of our shareholders and retaining executive talent. The structure of the fiscal 2024 LTIP was consistent with the fiscal 2023 LTIP.

Award vesting for the performance-based RSUs granted in fiscal 2024 is tied to the annual adjusted operating income (loss) of the applicable reporting unit for each of three discreet one-year performance periods, with each measurement period equally weighted and with any earned awards accruing each year and payable in stock following the end of the three-year vesting period. Performance hurdles for each measurement period were set at the time of grant. The Committee approved discreet one-year performance periods for the fiscal 2024 grant due to challenges associated with multi-year cumulative goal setting within a volatile market environment. Any earned awards are subject to adjustment based on the Company's three-year total shareholder return relative to industry peers, and no awards will be earned unless the three-year cumulative adjusted operating income for the applicable reporting unit is positive (i.e., the Company's consolidated three-year cumulative adjusted operating income must be positive for the executive shared service reporting unit; the mattress fabrics segment's three-year cumulative adjusted operating income must be positive for the mattress fabrics reporting unit, and the upholstery fabrics segment's three-year cumulative adjusted operating income must be positive for the upholstery fabrics reporting unit). Annual adjusted operating income (loss) was defined under the LTIP as the operating income or loss of the applicable reporting unit for the applicable year of the three-year performance period, as calculated and recorded on the reporting unit’s financial statements for the fiscal year in question, but excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions. Earned performance awards vest in full approximately three years after the date of grant if the participant meets the continued service requirements. Grants of time-based RSUs vest in full approximately three years after the date of grant if the participant meets the continued service requirements. Awards that vest are paid in shares of the Company’s common stock.

The potential number of shares of common stock that may vest in respect of fiscal 2024 performance-based RSUs in each discreet year of the total three year performance period is zero for below entry point (threshold) performance, 20% of target (i.e., 0.20 shares per RSU) at entry point (threshold) performance, 100% of target (i.e., one share per RSU) when target goals are met, and, for the second and third discreet years in the program, 200% of target (i.e., two shares per RSU) if maximum performance hurdles are achieved for the applicable year (but the potential number of shares of common stock that may vest in the first discreet year of the program cannot exceed one share per RSU, even if actual results exceed target performance). The actual number of vested shares, if any, is calculated on a pro rata basis between the threshold and maximum levels (capped at target level for year one), with any earned awards payable in common stock approximately three years after the date of grant if the participant continues providing services to the Company for the full vesting period. Grants of time-based RSUs for fiscal 2024 were structured so that each time-based RSU granted under the plan will convert into one share of common stock at the end of the three-year vesting period if the participant continues providing services to the Company for the full vesting period.

Performance goals for the fiscal 2024 long term incentive program were set at challenging levels that require significant improvements in profitability versus actual results against fiscal 2023 and for each discreet one-year period within the three-year award period (i.e., significant improvement in profitability is required for fiscal 2024 as compared to fiscal 2023, for fiscal 2025 as compared to fiscal 2024, and for fiscal 2026 as compared to fiscal 2025, in order to achieve a target payout for the applicable year).

The threshold, target, and maximum performance levels with respect to adjusted operating income (loss) of each reporting unit for each discreet year of the fiscal 2024 long term incentive program are not presented, as such information is confidential and competitively sensitive. However, in setting these levels, the Compensation Committee considered achievement of the target levels to be challenging (stretch) goals compared to its expectations for the Company's performance for such period.

The vesting conditions for the performance-based awards granted to NEOs for fiscal 2024 include a total shareholder return (TSR) moderator such that the number of shares earned pursuant to the performance-based LTIP awards can increase or decrease based on the Company’s relative TSR performance over the three-year plan period as compared to the TSR of the Company’s peer group companies over the same period. If the Company’s three-year TSR result puts the Company in the top quartile of its peer company group, the number of shares earned is increased by 25% (except that the total number of shares earned cannot exceed the maximum award of 200% of target), and if the Company’s three-year TSR result puts the Company in the bottom quartile of its peer company group, the number of shares earned is decreased by 25%. If the Company’s three-year TSR result is between the 50th and 75th percentiles of the Company’s peer group, the number of earned shares is increased by 1% for each incremental percentile increase (capped at a 25% increase and no more than 200% of target). If the Company’s three-year TSR result is between the 25th and 50th percentiles of the Company’s peer group, the number of shares is decreased by 1% for each incremental percentile decrease (capped at a 25% decrease). No adjustment to the number of earned shares will be made if the Company’s three-year TSR result puts the Company at the 50th percentile of its peer comparator group. In addition, no performance-based RSUs will vest unless the three-year cumulative adjusted operating income is positive for the applicable reporting unit.

Our NEOs in fiscal 2024 were granted the following number of performance-based and time-based RSUs:

	Performance-based RSUs (#)	Time-based RSUs (#)
Robert G. Culp, IV	67,084	22,361
Kenneth R. Bowling	18,884	18,884
Thomas M. Bruno	17,907	17,907

As discussed above, no performance-based RSUs under the fiscal 2024 long term incentive program are expected to vest for any NEO, as performance fell below entry (threshold) levels for the executive shared services and mattress fabrics reporting units for the first fiscal year of the program, and the operating income goals for fiscal year two and year three of the program are now expected to be below entry (threshold) level based on ongoing macroeconomic and industry headwinds. No adjustments have been made to the goals since they were originally set, despite the significantly greater-than-expected macroeconomic and industry headwinds.

The LTIP program includes both corporate officers and certain non-officer employees. The number of equity awards granted to any individual is based upon the Committee’s assessment of that individual’s level of responsibility and ability to affect the Company's operating income and the Company’s common stock price. In making that judgment, the Committee also considers our overall compensation strategy, the advice of our compensation consultant, management’s recommendation, and the remainder of the recipient’s compensation package.

A total of 163,026 restricted stock units were granted to current NEOs for fiscal 2024, of which 103,875 were performance-based and 59,152 were time-based. The grant date closing stock price was used to determine fiscal 2024 equity grant levels. Equity grants to employees typically occur in July or August of each year, but fiscal 2024 grants were made in September of 2023 following shareholder approval of the Amended and Restated Equity Incentive Plan. In fiscal 2023, the Committee used the Company's 12-month average closing stock price to determine equity grant levels in an effort to manage equity share usage under the 2015 Equity Incentive Plan, which resulted in grant date values well below intended target award levels. The Committee returned to its historical practice in fiscal 2024 of using the grant date value of the Company's stock, which did not have a meaningful impact on the number of shares issued given the Company's relatively low stock price during the preceding 12-month period. For fiscal 2024, the Committee again included Company personnel other than NEOs in the long-term incentive program and granted 88,298 restricted stock units to these individuals to provide additional performance and retention incentives, as well as shareholder alignment incentives, to a larger group of key personnel.

The total commitment of 251,324 restricted stock units for grants to employees represented a modest burn rate (number of shares granted as a percent of common shares outstanding) of 2.02% at a target award level when compared to industry peers and the broader market. The units will also fully vest in the target amounts for each award recipient upon a qualifying termination of employment in connection with a change of control (a “double trigger” change of control feature) or the termination of the recipient’s employment by reason of the recipient’s death or disability.

The long-term incentive awards granted under this program to our NEOs are reflected in the Summary Compensation Table in the “Stock Awards” column. For our NEOs who received grants under this program in fiscal 2022, 2023, and 2024, the number of unearned units that have not vested as of the end of fiscal 2024 (which includes time-based awards granted in fiscal 2022 for the three-year vesting period ending July 12, 2024, which awards had not yet vested as of the end of fiscal 2024), as well as the market value of such unearned units, are reflected in the “Outstanding Equity Awards at Fiscal Year-End” table. Shares of stock that were acquired by NEOs in fiscal 2024 pursuant to vesting of long-term incentive restricted stock unit awards are shown in the “Option Exercises and Stock Vested” table.

The shares of stock that were actually acquired by NEOs in fiscal 2024, as shown in the “Options Exercised and Stock Vested” table herein, relate to the fiscal 2021 LTIP program. In 2021 under the LTIP the Committee only granted time-based restricted stock units, rather than a combination of performance-based and time based awards. Each time-based restricted stock unit granted under the plan was set to vest approximately three years after the date of grant if the participant remained employed with the Company. This change was implemented in light of the unprecedented disruption from the COVID-19 global pandemic, including the uncertainty with respect to its duration and continued impact, and to further enhance retention.

A total of 60,500 restricted stock units were granted to our current NEOs under the fiscal 2021 LTIP program, all of which were time-based. For these time-based RSUs, each unit consists of the right to receive one share of common stock based on the participant remaining employed with the Company through the end of the three-year vesting period.

The time-based RSUs granted to Mr. Culp and Mr. Bowling under the fiscal 2021 LTIP vested, resulting in the issuance of 43,143 shares to Mr. Culp and 17,357 shares to Mr. Bowling. These shares are shown in the “Option Exercised and Stock Vested” table herein.

Mr. Bruno was not employed by the Company at the time grants were made under the fiscal 2021 LTIP, and thus did not receive an award under this program. However, in connection with his hiring by the Company in September of 2022, Mr. Bruno received a grant of 37,671 time-based restricted stock units pursuant to a one-time award which provides for vesting of one-third of such RSUs on each of September 6, 2023, September 6, 2024, and September 6, 2025, if Mr. Bruno remains employed with the Company through the applicable vesting date. For these time-based RSUs, each unit consists of the right to receive one share of common stock. 12,557 of RSUs vested on September 6, 2023, based on Mr. Bruno remaining employed by the Company at such time, resulting in an issuance of 12,557 shares to Mr. Bruno at such time. These shares are shown in the “Option Exercised and Stock Vested” table herein.

Health and Welfare Plans

Our health and welfare benefit plans for fiscal 2024 were open to all full-time employees. Under each plan, the NEOs received either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive. For example, the amount of each individual’s Company-paid life insurance policy is based on his or her base salary.

Retirement Plans

401(k)

During fiscal 2024, participation in our tax-qualified 401(k) plan was available to all of our full-time employees over the age of 21 with at least three months of service. This plan allows our employees to save money for retirement in a tax-advantaged manner. All of our NEOs participated in this plan during fiscal 2024. For each participant, we contributed 100% of the first 4% of salary that the participant contributed to the plan. This is the level of matching contribution that the plan prescribes pursuant to changes implemented in January 2018.

Supplemental non-qualified deferred compensation plan

We provided a supplemental non-qualified deferred compensation plan during fiscal 2024 for all of our NEOs. Under the plan, each participant may elect to defer up to 100% of his or her annual base salary and/or annual incentive bonus into the participant’s plan account. In addition, we have the ability to make Company contributions in any amount to any participant’s account. In fiscal 2024, Mr. Culp received Company contributions to his plan account equal to 15% of his annual salary (unchanged from fiscal 2023), and Mr. Bruno and Mr. Bowling each received Company contributions to their respective plan accounts equal to 12.5% of their annual salaries (unchanged from fiscal 2023 for Mr. Bowling, and an increase from 10% in fiscal 2023 for Mr. Bruno). In addition to the aforementioned contributions, we made Company contributions to the accounts of three other executive officers who were plan participants in fiscal 2024.

The Company contributions made to our NEOs during fiscal 2024 under our supplemental non-qualified deferred compensation plan are reflected in the Nonqualified Deferred Compensation Table in the “Registrant Contributions in Last FY” and in the Summary Compensation Table in the “All Other Compensation” column. Contributions made to the plan by each NEO during fiscal 2024 are reflected in the Nonqualified Deferred Compensation Table in the “Executive Contributions in Last FY” columns.

Perquisites

We provide only very limited perquisites. During fiscal 2024, the only perquisites provided to our NEOs were an automobile allowance and an opportunity to voluntarily participate in an executive health program where the Company pays the cost of a comprehensive health assessment to address overall medical needs and assess health risk. The costs associated with these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table under the caption “Executive Compensation - Summary Compensation Table” in this Proxy Statement and is more specifically described in footnote 2 thereof.

Clawback Policy

We maintain a compensation clawback policy with respect to our executive officers, effective as of September 28, 2023, which addresses requirements under rules recently adopted by the SEC and NYSE mandating the clawback of incentive compensation upon the restatement of the Company’s financial statements. The policy generally requires the recovery by the Company, in the event of a required accounting restatement (including a “little-r” restatement) of the Company’s financial statements, of incentive-based compensation (including incentive-based compensation granted pursuant to our annual incentive plan or long term incentive plan) that is based wholly or in part upon the attainment of any financial reporting measure and is received by current or former executive officers on or after September 28, 2023, to the extent that such compensation based on the erroneously reported financial information exceeds the amount derived from the restated financial information. Clawback under the policy is required for any such excess compensation received during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement. The policy provides for mandatory clawback by the Company of such excess compensation, with exceptions applicable only if (a) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered (provided that we must make a reasonable attempt to recover such erroneously awarded compensation, document our reasonable attempts to effect a recovery, and provide that documentation to the NYSE), (b) recovery would violate home country law where that law was adopted prior to November 28, 2022 (provided that the Company has obtained an opinion of home country counsel, acceptable to NYSE, that recovery would result in such a violation and a copy of the opinion is provided to NYSE), or (c) a recovery from certain tax-qualified retirement plans would likely cause such plans to fail to meet the statutory requirements for tax exemption. To facilitate the application of the policy, we require recipients of awards of incentive compensation based wholly or in part upon the attainment of any financial reporting measure to agree to repay any such excess compensation in accordance with this policy.

In addition, the form of restricted stock unit agreement and form of annual incentive award agreement, in each case under the Amended and Restated Equity Incentive Plan, each provide that the Committee may, in its discretion, require a recipient of an award thereunder to, in the event of a material negative restatement, pay the Company an amount corresponding to the amount that the Committee determines would not have been vested or paid if the Company’s results as originally published had been equal to the Company’s results as subsequently restated, within five years after the date of the original payment or vesting, whichever is later. If at any time within three years of the vesting or payment of an award under those agreements, whichever is later, the recipient is terminated for Cause (or could have been terminated for Cause) then, if any part of the underlying conduct or circumstances giving rise to the Cause determination took place during the applicable vesting period for such award, the Committee may require the recipient to pay to the Company an amount corresponding to the amount of each such award.

Severance Protection Plan

We have maintained a severance protection plan for many years that covers certain of our officers, including all of our current NEOs during fiscal 2024. The plan operates through written agreements we have with each officer. Under each of these agreements, the officer will be entitled to receive payment from the Company in certain circumstances if the officer’s employment terminates in anticipation of, or within a particular time period following, a change of control of our Company. The agreements are “double trigger” arrangements that only allow an executive to receive a change of control severance payment if he or she is terminated without cause or can demonstrate an adverse change in his or her conditions of employment.

In each case, upon the officer’s qualifying termination of employment, the Company would pay the officer an amount that is approximately double his or her total cash compensation at the time of termination. Total cash compensation means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment (to the extent earned for such period) as well.

Each agreement also provides for an additional payment of one year’s total cash compensation to the officer in exchange for non-competition covenants. In no case, however, will the executive recipient receive more than the amount permitted by Section 280G of the US Internal Revenue Code relating to excess parachute payments. Thus, excise tax liabilities are avoided. For information about these covenants, the circumstances in which payments under the agreements would be triggered and the estimated amounts of the payments to our NEOs, see “Potential Payments upon Termination or Change of Control.”

Anti-Hedging and Anti-Pledging Policies

The Company maintains a policy that prohibits all executive officers, as well as all directors and certain other designated individuals, from hedging with respect to any of the Company’s securities. This includes a prohibition on purchasing any instrument or engaging in any transaction, including put options or forward-sale contracts, with the purpose of offsetting or reducing exposure to the risk of price fluctuations in Company securities. In addition, the Company’s policy strongly discourages executive officers, directors, and other designated individuals from pledging Company securities to secure a loan, including holding such securities in a margin account, unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities. The Company policy requires advance notice and pre-clearance of any such pledge or margin transaction. None of the Company’s executive officers or directors have currently pledged any Company securities.

Shareholder Engagement and Executive Compensation Program Changes for Fiscal 2025

After over ten years of consistently strong shareholder support for our annual Say-on-Pay vote, at the Company’s 2023 annual meeting of shareholders, our Say-on-Pay vote with respect to the fiscal 2023 NEO compensation program received 67.6% approval. The Compensation Committee recognized that the results of this vote were substantially lower than previous Say-on-Pay votes. In response, in 2024 we invited 13 of our top shareholders representing over 56% of the Company's outstanding common stock (based on management estimates derived from third-party reports on the Company's share ownership) to engage with the Chair of the Compensation Committee and certain members of management on the Company's executive compensation philosophy, program, and other compensation-related matters. The Chair of our Compensation Committee, Mr. Davis, participated in all of these shareholder discussions, along with certain members of management. This shareholder outreach effort resulted in substantive engagement on executive compensation matters with holders of over 39% of the Company's outstanding common stock (based on management estimates derived from third-party reports on the Company's share ownership).

The Compensation Committee and the Board reviewed a comprehensive summary of the shareholder feedback received on executive compensation-related matters. While shareholders were generally supportive of our executive compensation program and approved of the extent to which it is performance-based, the Compensation Committee made certain changes to the design of our fiscal 2025 executive compensation program that it believes are responsive to the key areas of feedback we received, as summarized in the chart below.

What We Heard	What We Did

Certain shareholders noted that the Company's relative size positioning versus the industry peer group used for market benchmarking has declined over the past several years, prompting concern given the Company's stated philosophy of targeting executive pay at or near the 50th percentile of the peer group. These shareholders suggested that the Company's industry peer group be updated to remove peer companies that are significantly larger (based on equity market capitalization) than the Company.

For the fiscal 2025 peer group, we worked with Pearl Meyer to revise the Company's peer group to exclude five larger-sized companies and add two smaller companies. As a result, all remaining peer companies other than one have equity market capitalizations below $200 million, with the Company positioned between the 25th and 50th percentiles as of the time the peer group was revised.

Certain shareholders stated that they preferred a higher weighting of performance-based versus time-based awards under the long-term incentive program

For the fiscal 2025 long term incentive compensation plan, the Compensation Committee changed the weighting of performance versus time-based awards for executive officers from 50%/50% (75%/25% for the chief executive officer) to 100% performance-based awards tied to three-year cumulative performance goals.

Certain shareholders said that given the transition of Mr. Saxon from chief executive officer to executive board chair in January of 2020, and the further transition of Mr. Saxon from executive to non-executive board chair in September 2022, they would like to see Mr. Saxon's compensation continue to decline commensurate with his reduced responsibilities. These shareholders noted they appreciated that Mr. Saxon's compensation has been reduced each year since his transition to non-executive board chair, but they preferred to see further reduction.

Effective July 1, 2024, the Compensation Committee reduced Mr. Saxon's annual compensation as a strategic advisor/consultant and Board Chair from $300,000 to $240,000.

Certain shareholders said they would prefer to see the Company return to an economic value add (EVA) or return on capital (ROC) metric for the annual incentive plan, although most of these shareholders also acknowledged the need to focus on key strategic priorities for the Company in the face of significant industry and macro-economic uncertainty.

The Compensation Committee considered this feedback and acknowledged that the Committee also desires and expects to return to an EVA or ROC metric for the annual incentive plan in the future, once business conditions stabilize, but the Committee believes the measures of adjusted operating income (loss), adjusted operating cash flow, and net sales are appropriate metrics for the fiscal 2025 annual incentive program in order to align with key strategic priorities of returning to profitability, growing top line sales, generating cash, and maintaining the Company's solid balance sheet in an ongoing challenging environment.

In addition to the above-described shareholder outreach, we continuously monitor all of our executive compensation program elements and practices and how they compare with current market practices and align with our overall compensation philosophy. Over the past several fiscal years, the Committee has also taken action to enhance various aspects of its compensation program, including:

•
adding a negative moderator/gatekeeper to the Company's fiscal 2024 annual incentive award program to reduce earned awards for adjusted operating cash flow and net sales components in the event adjusted operating income (loss) for the applicable reporting unit falls below threshold level, with no award being earned in the event adjusted operating income (loss) falls significantly below the threshold level;
•
adding a gatekeeper to the Company's fiscal 2024 long term incentive award program to provide that no awards will vest, and no shares will be earned, if the cumulative three-year adjusted operating income for the applicable reporting unit is not positive for the three-year overall performance period;
•
adding a relative total shareholder return (TSR) element to the performance criteria for the LTIP program for NEOs;
•
enhancing and expanding anti-hedging and anti-pledging policies;
•
modifying the change of control provisions of incentive compensation awards to a “double trigger,” requiring adverse consequences in addition to a change of control before accelerated vesting of compensation or other benefits;
•
adding a clawback feature to the annual incentive plan for NEOs to match the previously existing clawback feature in the LTIP award agreement and enacting a new clawback policy for all incentive-based compensation to executive officers; and
•
adopting share ownership and share retention requirement policies applicable to executive officers and board members.

The Committee has also worked with Pearl Meyer, the Committee's independent compensation consultant, to evaluate our executive compensation program for fiscal 2025. Based on this review, in addition to the changes noted above in response to our shareholder engagement, the executive compensation program for fiscal 2025 will consist of the following elements, with changes noted as compared to the fiscal 2024 program.

For fiscal 2025, in response to ongoing challenges in the market environment and in order to manage costs, no executive officers will receive salary increases; however, the Committee may re-evaluate executive officer salaries later in fiscal 2025 if there is significant improvement in Company performance and market conditions. As a result, the Committee believes NEO base salary levels remain well below the 50th percentile market level, even as compared to the Company’s new 2025 peer group (as describe above).

The annual incentive bonus program has been renewed for fiscal 2025. For all three reporting units, the fiscal 2025 annual incentive bonus program will continue to be tied to measures of adjusted operating income (loss), adjusted operating cash flow, and revenue (net sales), with an allocation of 60% adjusted operating income (loss), 20% adjusted operating cash flow, and 20% revenue (no change from fiscal 2024). In addition, consistent with fiscal 2024, a negative moderator of 40% will be applied against any bonus earned by each reporting unit for the adjusted operating cash flow and net sales components if the adjusted operating income (loss) for such reporting unit is below a designated level set somewhat below threshold performance (as opposed to just below threshold in fiscal 2024) for such reporting unit under the program, and no bonus will be earned if the adjusted operating income (loss) is significantly below the threshold level set for such reporting unit under the program. Annual incentive plan metrics were selected to reinforce the Company’s current strategic priorities for each reporting unit for fiscal 2025, including returning to profitability, top line sales growth, margin improvement, and ongoing balance sheet management.

Consistent with the fiscal 2024 annual incentive program, the fiscal 2025 program consists of three measurement levels - threshold, target, and maximum – for performance goals and corresponding award funding opportunities. Maximum bonus awards under the program are capped at 200% of target bonus levels and threshold bonus awards under the program are set at 20% of target bonus levels (the same as fiscal 2024). Target annual adjusted operating income (loss), adjusted operating cash flow, and revenue (net sales) goals for each reporting unit have been established by the Committee, and target bonus levels for all NEOs have been established, ranging from 70% to 100% of annual salary (with no changes in NEO target bonus levels as compared to fiscal 2024). The annual incentive bonuses under the plan, if any, will be paid in cash.

In developing the performance targets for the fiscal 2025 bonus program, the Committee carefully evaluated then-current and expected business conditions, as well as historical consolidated and divisional performance. Critical factors, such as the potential for continued macro-economic headwinds, inflationary pressures affecting consumer discretionary spending, and current demand trends for furniture and bedding, were also considered in setting the performance levels, and the Committee used wide performance ranges to address ongoing uncertainty and market volatility, along with challenging (stretch) performance targets set above internal operating budgets that require significant improvement compared to performance in fiscal 2024.

The practice of granting long-term incentive equity awards was continued for fiscal 2025, but instead of granting a mix of performance and time-based restricted stock units, grants to NEOs under the fiscal 2025 program will consist solely of performance-based units. The Committee implemented this structure to align pay with performance and respond to shareholder feedback.

Grants of performance-based restricted stock units are based on cumulative three-year adjusted operating income targets for each reporting unit (changed from three discreet one-year periods in fiscal 2024 in order to focus on longer-term results), and are structured so that shares would be vested at one share per unit for performance at the target level, with a reduction down to 0.20 shares per unit at the “entry point” (threshold) of 40% lower than target (generally the same as fiscal 2024), and a potential vesting of two shares per unit (maximum vesting) for performance at 25% higher than target (changed from 40% in fiscal 2024). The actual number of vested shares is calculated on a pro rata basis between the threshold and maximum levels, with no shares being earned if the cumulative three-year adjusted operating income is not positive for the applicable reporting unit. The performance-based restricted stock units also have the same TSR moderator as the performance-based restricted stock units granted under the fiscal 2024 program.

The supplemental non-qualified deferred compensation plan was also continued for fiscal 2025, with Company contributions to the account of Mr. Culp, Mr. Bowling, and Mr. Bruno unchanged from fiscal 2024.

Conclusion

The Compensation Committee has considered each of the elements of the named executive officers’ compensation as described above. It also has considered the total amounts of current compensation, retirement compensation, and potential compensation from equity awards and severance protection that these elements provide to the executive officers. The Committee believes the amount of each compensatory element and the total amount of compensation for each NEO is reasonable and appropriate in light of the officer’s experience and individual performance contribution, and our recent operational and financial results. The Committee also believes that the extensive shareholder outreach conducted in fiscal 2024, along with the resulting changes made to the fiscal 2025 executive compensation program, demonstrate very meaningful responsiveness to the most recent Say-on-Pay vote and shareholder feedback.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on its review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the members of the Compensation Committee.

Perry E. Davis, Chairman

John A. Baugh

Sharon A. Decker

Kimberly B. Gatling

Fred A. Jackson

Alexander B. Jones

Jonathan L. Kelly

SUMMARY COMPENSATION TABLE

The following table shows the compensation we paid for fiscal 2024 and 2023 to our NEOs.

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position (a)	Year (b)	($) (c)*	($) (d)	($) (e)(1)	($) (f)	($) (g)**	($) (h)***	($) (i) (2)	($) (j)
Robert G. Culp, IV President and Chief Executive Officer	2024 2023	500,000 500,000	— —	556,348 282,049	— —	105,000 332,000	4,498 4,281	115,417 104,444	1,281,263 1,222,774

Kenneth R. Bowling Executive Vice President, Chief Financial Officer, and Treasurer	2024 2023	298,477 290,000	— —	226,986 114,508	— —	44,335 134,792	9,302 8,811	92,500 63,424	671,600 611,535

Thomas M. Bruno President, Culp Home Fashions Division	2024 2023	283,038 168,173	— —	215,242 265,607	— —	__ —	373 —	55,215 53,515	553,868 497,295

*	Base salary for the President and Chief Executive Officer in fiscal 2024 was unchanged from the salary rate during fiscal 2023.
**

The amounts shown in this column represent the cash bonus amounts that were awarded to the NEOs pursuant to the Company’s annual incentive program for the applicable year, which such payments were made during the first quarter of fiscal 2025. Details of the Company’s fiscal 2024 annual incentive plan are described under the heading “Annual Incentive Plan” in the Compensation Discussion and Analysis section of this Proxy Statement.

***

Column (h) of the Summary Compensation Table shows the amount of interest earned during the fiscal year on the officer’s account balance under our supplemental non-qualified deferred compensation plan that the SEC considers to be “above market.” The Compensation Committee is responsible for setting this interest rate. The current rate, which is the rate for 30-year U.S. Treasury notes plus 2.5%, has been in place since fiscal 2003. For more information about this plan, see “−Non-Qualified Deferred Compensation” below.

(1)
The stock award values reflected in column (e) of the Summary Compensation Table are for restricted stock units granted in fiscal 2024 and 2023. These values reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for fiscal 2024 and fiscal 2023 for equity-based awards granted to each NEO, with these awards calculated based on the probable level of achievement at the time of grant, excluding the effect of forfeitures. The awards therefore reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards. For information about the relevant assumptions made in calculating compensation expense, please see note 13 – “Stock-Based Compensation” to the financial statements included in our fiscal 2024 Annual Report on Form 10‑K. The potential maximum aggregate grant date fair value of these equity-based awards for fiscal 2024 is as follows: Mr. Culp: $843,917, Mr. Bowling: $307,933 and Mr. Bruno $292,003.

(2)
The following table shows the components of “All Other Compensation.”

	401(k) plan match ($)	Amount paid for group life insurance (a) ($)	Contribution to non-qualified deferred compensation plan ($)	Perquisites (b) ($)	Total ($)
Mr. Culp	13,200	1,580	89,209	11,428	115,417
Mr. Bowling	13,343	1,580	66,777	10,800	92,500
Mr. Bruno	9,591	1,580	35,644	8,400	55,215

(a)
The amount paid for life insurance consists of premiums for group life insurance that is generally available to all salaried full-time employees.

(b)
Perquisites for Mr. Culp were $8,400 for an auto allowance, $2,400 for the cost of his participation in a voluntary executive health program, and $628 for an award based on years of service to the company. Perquisites for Mr. Bowling were $8,400 for an auto allowance and $2,400 for the cost of his participation in a voluntary executive health program. Perquisites for Mr. Bruno consisted solely of an auto allowance of $8,400.

Grants of Plan-Based Awards

The following table provides information about the potential amounts payable to NEOs under the annual incentive and long-term incentive plans for fiscal 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Robert G. Culp, IV	9/28/2023 9/28/2023 9/28/2023	100,000 — —	500,000 — —	1,000,000 — —	— 13,417 —	— 67,084 —	— 111,807 —	— — 22,361	— 431,350 124,998
Kenneth R. Bowling	9/28/2023 9/28/2023 9/28/2023	42,224 — —	211,120 — —	422,240 — —	— 3,777 —	— 18,884 —	— 31,473 —	— — 18,884	— 121,424 105,562
Thomas M. Bruno	9/28/2023 9/28/2023 9/28/2023	40,040 — —	200,200 — —	400,400 — —	— 3,581 —	— 17,907 —	— 29,845 —	— — 17,907	— 115,142 100,100
(1)
For a description of our annual incentive plan, see “Compensation Elements – Annual Incentive Plan.”
(2)
The amounts reported in these columns reflect performance-based restricted stock units granted to each NEO in fiscal 2024. These performance-based restricted stock units vest and convert into the right to receive 0.20 shares of common stock per unit at threshold performance, one share of common stock per unit at target performance, and two shares of common stock per unit at maximum performance if applicable performance goals are achieved for the three-year period of fiscal 2024 through fiscal 2026. No shares are earned for performance below the threshold level, with straight-line interpolation used to determine award funding in between designated levels.
(3)
The amounts reported in this column represent time-based restricted stock units granted to each NEO in fiscal 2024. These restricted stock units vest and convert into the right to receive one share of common stock per unit on July 17, 2026 if the participant continues providing services to the Company at the end of such period.
(4)
These numbers reflect the aggregate grant date fair value of performance-based restricted stock units and time-based restricted stock units, as applicable, computed in accordance with ASC Topic 718 for fiscal 2024 for equity-based awards granted to each officer, with these awards calculated based on the probable level of achievement at the time of grant. The awards therefore reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards. For information about the relevant assumptions made in calculating compensation expense, please see note 13 – “Stock-Based Compensation” to the financial statements included in our fiscal 2024 Annual Report on Form 10‑K.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the equity awards our NEOs held as of the end of fiscal 2024.

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(g)	(h)	(i)	(j)
Robert G. Culp, IV	7/22/2021 8/10/2022 8/10/2022 9/28/2023 9/28/2023	— 13,935 (2) — 22,361 (2) —	— 64,101 — 102,861 —	— (5) — 8,361 (6) — 8,945 (7)	— — 38,461 — 41,147

Kenneth R. Bowling	7/22/2021 7/22/2021 8/10/2022 8/10/2022 9/28/2023 9/28/2023	6,882 (2) — 11,315 (2) — 18,884 (2) —	31,657 — 52,049 — 86,866 —	— (5) — — 2,263 (6) — 2,518 (7)	— — — 10,410 — 11,583

Thomas M. Bruno	9/06/2022 9/06/2022 9/06/2022 9/28/2023 9/28/2023	25,114 (3) 9,197 (4) — 17,907 (2) —	115,524 42,306 — 82,372 —	— — 1,839 (6) — 2,388 (7)	— — 8,459 — 10,985

(1)
We calculated these values using a price of $4.60, the closing price per share of our common stock on the NYSE as of April 26, 2024, the last trading day of fiscal 2024.
(2)
The time-based restricted stock units in this grant vest and convert into the right to receive one share of common stock per unit at the end of the applicable vesting period (July 12, 2024, for awards granted on July 22, 2021; July 11, 2025, for awards granted on August 10, 2022; July 17, 2026, for awards granted on September 28, 2023) provided that the participant continues providing services to the Company at the end of such period.
(3)
The time-based restricted stock units in this grant vest and convert into the right to receive one share of common stock per unit at the end of the applicable vesting period (12,557 of such units vest on each of September 6, 2024, and September 6, 2025, provided that the participant continues providing services to the Company at the end of such period).
(4)
The time-based restricted stock units in this grant vest and convert into the right to receive one share of common stock per unit at the end of the applicable vesting period (July 11, 2025) provided that the participant continues providing services to the Company at the end of such period.
(5)
The performance-based restricted stock units in this grant result in shares being earned, if at all, over a service and financial performance period of three fiscal years, beginning with the year that includes the date of grant of July 22, 2021. The number of shares that can be earned and vested is based on whether certain pre-established cumulative performance levels as defined in the award agreement are met during the three-year performance period. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance in previous fiscal years that are included in the performance period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is zero shares, with shares being earned and vested only if financial performance exceeds the threshold level. Accordingly, if financial performance for the previous years was at or below threshold, zero shares and no value are shown.
(6)
The performance-based restricted stock units in this grant result in shares being earned, if at all, over a service and financial performance period of three fiscal years, beginning with the year that includes the date of grant of August 10, 2022 and September 6, 2022. The number of shares that can be earned and vested is based on whether certain pre-established cumulative performance levels as defined in the award agreement are met during the three-year performance period. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance in previous fiscal years that are included in the performance period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is 0.20 shares per restricted stock unit, with shares being earned and vested only if financial performance is at or above the threshold level. The amounts for these outstanding performance-based restricted stock units are presented at threshold performance level.
(7)
The performance-based restricted stock units in this grant result in shares being earned if the participant provides services to the company through the required service period ending July 17, 2026, and if certain pre-established financial performance targets are met. The financial performance targets for these awards are based on discreet operating income benchmarks for fiscal years 2024, 2025, and 2026, and a minimum three-year cumulative operating income threshold. The number of shares that can be earned and vested is based on whether the each of individual annual performance targets and three-year cumulative threshold as defined in the award agreement are met. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance for each of the three fiscal years that are included in the service period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is 0.20 shares per restricted stock unit, with shares being earned and vested only if financial performance is at or above the threshold level. For fiscal 2024, the Committee has determined that performance for each of the relevant metrics was below the threshold performance level for these awards. As such, the amounts reflected in the table for these outstanding performance-based restricted stock units reflect zero shares being earned for fiscal year 2024. For fiscal years 2025 and 2026, the amounts for these outstanding performance-based restricted stock units are presented at threshold performance level.

Option Exercises and Stock Vested

The following table provides information about stock options exercised and common stock acquired on vesting by the NEOs in fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
(a)	(b)	(c)	(d)	(e)
Robert G. Culp, IV	—	—	43,143	244,621
Kenneth R. Bowling	—	—	17,357	98,414
Thomas M. Bruno	—	—	12,557	69,691

(1)
For Mr. Culp and Mr. Bowling, the value realized based on vesting was $5.67 per share, the closing price of our common stock on August 6, 2023, the trading day the stock awards vested and for Mr. Bruno, the value realized based on vesting was $5.55 per share, the closing price of our common stock on September 6, 2023, the trading day the stock awards vested.

Nonqualified Deferred Compensation

We maintain a supplemental nonqualified deferred compensation plan for certain management employees. The following table provides information about amounts we contributed to the NEOs’ plan accounts in fiscal 2024, voluntary contributions to the plan by the NEOs, and the NEOs’ earnings under the plan. The last column shows each NEO’s total account balance as of the end of fiscal 2024.

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)(2)	(e)	(f)
Robert G. Culp, IV	—	89,209	18,707	—	816,562
Kenneth R. Bowling	—	66,777	38,620	—	615,800
Thomas M. Bruno	—	35,644	1,642	—	42,962

(1)
All amounts in this column are included in column (i), “All Other Compensation,” of the Summary Compensation Table on page 41.
(2)
Of the amounts reported in this column, the following amounts are reported as above-market earnings on deferred compensation in column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” of the Summary Compensation Table: Mr. Culp: $4,498; Mr. Bowling: $9,302; and Mr. Bruno: $373.

Under the plan, each participant may elect to defer up to 100% of his or her annual salary or bonus into the participant’s plan account. In addition, we have the ability to make Company contributions in any amount to any participant’s account. For fiscal 2024, Mr. Culp received Company contributions equal to 15% of his annual salary (unchanged from fiscal 2023), and Mr. Bowling and Mr. Bruno each received Company contributions equal to 12.5% of their annual salaries (unchanged from fiscal 2023 for Mr. Bowling, and increased from 10% in fiscal 2023 for Mr. Bruno). We have also agreed to pay each officer’s share of social security taxes on the amount of our contributions. In addition to the aforementioned contributions, we made Company contributions to the accounts of three other executive officers who were plan participants in fiscal 2024.

Our Compensation Committee sets the rate of interest for plan accounts. The current interest rate, set in fiscal 2024, is equal to the rate for 30-year U.S. Treasury notes plus 2.5%. We currently compound interest on a monthly basis.

In general, if a participant’s employment terminates for any reason other than death, the participant will receive his or her account balance in a lump sum payment within 30 days after termination. However, certain participants who are officers or shareholders of our Company, including all of the NEOs listed above, must wait six months after termination before receiving a distribution from the plan.

If a participant dies, we will pay the participant’s account balance to his or her beneficiary in a single lump sum within 30 days.

A participant may request to receive an early distribution of all or a portion of the participant’s account balance if he or she suffers a financial hardship involving unexpected and unforeseeable emergency medical expenses that are beyond the participant’s control. A committee consisting of the chief executive officer, the chief financial officer and the chief human resources officer has sole discretion to grant or deny such requests.

In addition, we have the right to terminate the plan at any time and distribute all account balances. If we choose to do this, we must make the distributions between the date that is 12 months after we have completed all action necessary to terminate the plan and the date that is 24 months after the termination.

Because this is a nonqualified plan, benefits are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential Payments Upon Termination or Change of Control

At the end of fiscal 2024, the Company was party to change of control and non-competition agreements with all of our NEOs.

The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our Company. The agreements are not ordinary employment agreements. Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance. Each agreement has a rolling three-year term.

Under these agreements, any of the following events would be a “change of control”:

•
any person, entity or group acquiring, directly or indirectly, 35% or more of our common voting stock (subject to certain exceptions);
•
a merger or consolidation involving us and another entity, if we are not the surviving entity and after the merger or consolidation the holders of 35% or more of the voting stock of the surviving corporation were not holders of our voting stock immediately before the transaction;
•
our liquidation or dissolution, or a sale or transfer of substantially all of our assets; or
•
a change in the majority of our directors that our directors have not approved.

Each agreement provides for payment to the officer in connection with a change of control if any of the following triggering events were to occur:

(1)
the officer is terminated in anticipation of the change of control,
(2)
the officer is terminated within three years after the change of control for any reason other than death, disability or for cause, or
(3)
the officer terminates his or her employment during that three-year period following the change of control because we (or our survivor) change his or her employment conditions in a negative and material way.

Following a triggering event, the officer would be entitled to payment in the amount of 1.99 times the officer’s total compensation. “Total compensation” means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well. However, any compensation that would constitute a parachute payment under Section 280G of the federal tax code would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

Each agreement currently allows the officer to choose whether to receive the officer’s change of control payment in a single lump sum or in equal monthly installments over the thirty-six month period following termination.

The agreements also provide for an additional payment of one year’s total compensation to each officer in exchange for non-competition covenants by the officer that take effect only if the officer’s employment terminates following a change of control. Under these covenants, each officer agrees not to compete with us or solicit our customers or employees for 12 months following termination. The officer would receive the non-competition payment in 12 equal monthly installments beginning on the date of termination.

In addition, the agreements require us to reimburse the officers for any fees and expenses incurred in connection with any claim or controversy arising out of or relating to the agreements.

The following table estimates the total amounts we would owe to our current NEOs under these agreements if there had been a change of control (and all agreements had been in effect at that time), and the officers had been terminated, on April 28, 2024, the last day of fiscal 2024.

Estimated Payments under Change of Control and Non-competition Agreements

Name	Change of Control Payment ($)	Non- Competition Payment ($)	Total Payment ($)
Robert G. Culp, IV	$1,990,000	$1,000,000	$2,990,000
Kenneth R. Bowling	$1,020,313	$512,720	$1,533,033
Thomas M. Bruno	$967,538	$486,200	$1,453,738

In addition, as disclosed above, our named executive officers have received restricted stock units under our Amended and Restated Equity Incentive Plan and our 2015 Equity Incentive Plan pursuant to our LTIP program. If a change in control (as defined under either the 2015 Equity Incentive Plan or the Amended and Restated Equity Incentive Plan) occurred, followed by an adverse triggering event of the type described above for the change of control and non-competition agreements, then the restricted stock units under this program would immediately vest at the target level. These restricted stock unit awards are described in more detail under the caption “Compensation Discussion and Analysis—Long-Term Incentive Awards,” and are disclosed in the “Stock Awards” columns of the “Outstanding Equity Awards at Fiscal Year-End” table. If a change in control had occurred as of the end of our most recent fiscal year and based upon the price of our common stock on that date, the following NEOs would have received stock with the following values: Mr. Culp: $823,786; Mr. Bowling: $341,141; and Mr. Bruno: $364,881. However, to the extent any such payment would constitute a parachute payment under Section 280G of the federal tax code, it would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

Also, the Company’s annual incentive awards and long-term incentive awards are covered by award agreements that pay amounts to award recipients if the recipient dies or becomes disabled during the term of the award such that vesting will become accelerated to the date of death or disability. These plans and awards are described in more detail above in Compensation Discussion and Analysis under the headings for “Annual Incentive Plan” and “Long-Term Incentive Awards.” Under the annual incentive plan award agreement, a bonus would be paid upon death or disability in the amount of an award recipient’s target bonus opportunity. Under the long-term incentive plan award agreement, vesting of restricted stock units is accelerated upon death or disability such that the award recipient would be issued one share of common stock for each time-vested restricted stock unit, and at the target number of shares for each performance-based unit. If the employment of our NEOs had terminated due to death or disability as of the end of our most recent fiscal year and based on the price of our common stock on that date, our NEOs would have received stock pursuant to long-term incentive awards valued at the same amounts disclosed in the immediately preceding paragraph with regard to a change of control as of the same date. In addition, if the employment of our NEOs had terminated due to death or disability as of the end of our most recent fiscal year, the following NEOs would have received cash payments pursuant to annual incentive plan awards in the following amounts: Mr. Culp: $500,000; Mr. Bowling: $211,120; and Mr. Bruno: $200,200.

CEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (‟PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding the PEO). The rule also requires annual disclosure of this median employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the NEOs in the summary compensation table presented on page 41 of this Proxy Statement. Our PEO for fiscal 2024 is Mr. Culp.

SEC rules require a company to identify the median-compensated employee only once every three years, absent material changes to the employee population, compensation programs, or median-compensated employee’s status during that period that would reasonably be expected to result in a significant change in the pay ratio. We previously identified our median-compensated employee in fiscal 2021, and therefore undertook a new determination for fiscal 2024.

SEC rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methodologies for determining the median-compensated employee for the basis of presenting this ratio. To identify the median-compensated employee, we compiled gross cash compensation (base salary, bonus, any overtime or commissions, and other cash payments) for the three-month period ending March 31, 2024 (the “Measurement Date”) of each of our employees who were employed as of the Measurement Date without any exclusions, other than the exclusion of Mr. Culp. For employees compensated in a currency other than the U.S. dollar, we used applicable currency exchange rates on the Measurement Date to convert all compensation data to a single currency—the U.S. dollar. We determined the median-compensated employee based on this data and calculated such employee’s total fiscal 2024 compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table. Based on this methodology, the fiscal 2024 total annual compensation for the median-compensated employee was $42,166.84. As reported on page 41 of this Proxy Statement, the fiscal 2024 total annual compensation of our PEOs was $1,281,263 for Mr. Culp, resulting in a ratio of the PEO’s total compensation to the median-compensated employee’s total compensation of approximately 30:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the ‟compensation actually paid” as determined in accordance with Item 402(v) of Regulation S-K, of our NEOs and certain financial performance measures of our Company.

The table presents ‟compensation actually paid” in accordance with the requirements of the SEC rule for ‟smaller reporting companies.” As identified in the footnotes to the table, the determination of ‟compensation actually paid” includes adjustments to reflect, among other things, period-to-period changes in the value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by the PEOs or the Non-PEO NEOs, in the period reported in the table, as the amount of actual compensation received by any executive officer depends on whether the executive officer satisfies the conditions for vesting of any such award, the extent to which performance conditions for performance-based awards are satisfied, and the value of our common stock on the date such awards vest. Additionally, the calculation of ‟compensation actually paid” differs significantly from the Summary Compensation Table calculation of compensation and the way in which the Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis section of this Proxy Statement. You should refer to the Compensation Discussion and Analysis section for a complete description of how executive compensation relates to our performance and how the Committee makes its compensation decisions.

Pay versus Performance

Fiscal Year	Summary Compensation Table Total for First PEO (1) ($)	Summary Compensation Table Total for Second PEO (2) ($)	Compensation Actually Paid to First PEO (1) (3) ($)	Compensation Actually Paid to Second PEO (2) (3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (4) $	Average Compensation Actually Paid to Non-PEO NEOs (3) $	Value of Initial Fixed $100 Investment Based on Total Shareholder Returns (5) $	Net Loss (6) (in thousands) $
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)
2024	1,281,263	—	824,852	—	612,734	456,048	33.90	(13,819)
2023	1,222,774	—	962,083	—	675,033	582,028	40.24	(31,520)
2022	1,085,185	574,932	187,916	522,548	536,084	182,213	47.61	(3,211)
(1)
Robert G. Culp, IV served as President and Chief Executive Officer and is identified as First PEO in the table for all of the years presented. Mr. Culp has served as the sole principal executive officer since July 23, 2021 and prior to that, served as co-principal executive officer with Franklin N. Saxon.
(2)
Franklin N. Saxon served as Executive Chairman from January 1, 2020 until September 1, 2022 and served as co-principal executive officer from January 1, 2020 until July 22, 2021. Mr. Saxon continued to serve as an executive officer of the Company until September 1, 2022. Mr. Saxon is identified as Second PEO in the table.
(3)
Deductions from, and additions to, total compensation in the summary compensation table for fiscal 2024 to calculate ‟compensation actually paid” include:

	(Fiscal 2024)	(Fiscal 2024)
	First PEO	Average Non-PEO NEOs
	($)	($)
Total Compensation for Summary Compensation Table	1,281,263	612,734
Adjustments for Equity Awards **
Adjustment for grant date values in summary compensation table	(556,348)	(221,114)
Year-end fair value of unvested awards granted in current year	102,861	84,619
Year-over-year difference of year-end values for unvested awards in prior years	(11,984)	(22,578)
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between year-end fair values and vest date fair values for awards granted in prior years	9,060	2,388
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included to total compensation	—	—
Total adjustments for equity awards	(456,411)	(156,685)
Compensation Actually Paid (as calculated)	824,852	456,049

**

The methodology associated with the equity valuation assumptions for calculating ‟compensation actually paid” are not materially different from grant date methodology, with both using the Monte Carlo simulation model.

(4)
The dollar amounts reported in Column (d) represent the average amounts reported for our Company’s named executive officers as a group (excluding Mr. Culp) as shown in our ‟Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers included for purposes of calculating the average amounts in each applicable year are as follows: for 2024, Mr. Bowling and Mr. Bruno; for 2023, Mr. Chumbley and Mr. Bowling; and for 2022, Mr. Chumbley, Mr. Bowling, and Cassandra J. Brown.
(5)
The dollar amounts reported in column (f) represent the Company’s total shareholder return ‟TSR” for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last day of the covered year, which includes the reinvestment of dividends paid on our common stock during the relevant period.
(6)
The dollar amounts reported in column (g) represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Graphical Presentations of the Relationship of Executive Compensation to Certain Performance Measures

The following charts present the relationship for the periods presented in the foregoing table between the “compensation actually paid” for each of the PEOs and the average “compensation actually paid” for the Non-PEO NEOs and each of the Company’s TSR and net loss.

Relationship of Executive Compensation Actually Paid to TSR of the Company

Relationship of Executive Compensation Actually Paid to Net Loss

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company do not receive additional compensation for service as directors. Our compensation for non-employee directors consists of an annual cash retainer and an equity award. Prior to September 2023, the equity component of our non-employee director compensation package consisted of four quarterly grants of common stock under our 2015 Equity Incentive Plan with an aggregate annual value equal to the annual cash retainer. In September 2023, the Committee decided to revise the equity component of the non-employee director compensation package to consist of a single annual award of time-based restricted stock units issued under our Amended and Restated Equity Incentive Plan to be made following each annual shareholder meeting, in an amount equal to the annual cash retainer. These time-based restricted units vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year's annual meeting, provided that the non-employee director remains as a director of the Company through the vesting date, except in certain limited circumstances set forth in the related award agreement between the Company and the non-employee director.

As a result of this change, the table below reports that each non-employee director (other than Mr. Saxon) then serving as a director received during fiscal 2024: (i) the quarterly grant of common stock made to our non-employee directors on July 3, 2023, for such director’s service during the third calendar quarter of 2024, and (ii) a grant of restricted stock units on September 28, 2023, for such director’s service during the twelve months starting at last year’s annual meeting and ending at the 2024 Annual Meeting.

As such, for fiscal 2024, we paid our directors, other than Mr. Saxon, who were not employees of the Company at any time during the fiscal year the following compensation:

•
an annual cash retainer, paid in quarterly installments, based on a fee of $60,000 for the Lead Director and $55,000 for the other non-employee directors;
•
a grant of shares under our 2015 Equity Incentive Plan with a value of $15,000 for the Lead Director and $13,750 for the other non-employee directors. The number of shares granted for this award was based on a value of $15,000 for the Lead Director and $13,750 for the other non-employee directors divided by the closing price of the Company's common stock on the date of grant. This resulted in a grant of 2,976 shares to Mr. Jackson and 2,728 shares to each of Mr. Davis, Ms. Decker, Mr. Baugh, Ms. Gatling, and Mr. Kelly on July 3, 2024, based upon a closing price of $5.04 per share at the date of grant; and
•
an annual grant of time-based restricted stock units under our Amended and Restated Equity Incentive Plan with a value of $60,000 for the Lead Director and $55,000 for the other non-employee directors. These time-based restricted stock units vest and convert into the right to receive one share of common stock per restricted stock unit at the end of the vesting period as described above. The number of restricted stock units granted is determined using the closing price of the Company's common stock on the date of grant, with partial units rounded to the nearest whole number of units. This resulted in a grant of 10,733 restricted stock units to Mr. Jackson, and 9,839 restricted stock units to each of Mr. Davis, Ms. Decker, Mr. Baugh, Ms. Gatling, and Mr. Kelly on September 28, 2023, based upon a closing price of $5.59 per share at the date of grant.

Mr. Saxon served as an executive officer of the Company until September 1, 2022, and continues to provide advice, strategic planning, and consulting services to the Company as an independent contractor, in addition to serving as Chairman of the Board. As such, in fiscal 2024, Mr. Saxon received for all his services to the Company, an aggregate amount of $300,000, paid in cash in quarterly installments. Mr. Saxon did not receive any equity grants in fiscal 2024. Prior to resigning as an executive officer of the Company, Mr. Saxon did not receive any fees for his service as a director to the Company, and Mr. Saxon did not receive any severance payments in connection with his departure from his role as an executive officer of the Company.

The following table shows the total compensation earned by our directors in fiscal 2024, other than Mr. Culp, who did not receive any additional compensation for his service as director.

	Fees earned or paid in cash		Stock Awards	Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)		($)	($)	($)	($)
(a)	(b)		(c) (1)	(f)(2)	(g)(3)	(h)
John A. Baugh	55,000		68,750	—	—	123,750
Perry E. Davis	55,000		68,750	—	—	123,750
Sharon A. Decker	55,000		68,750	—	—	123,750
Kimberly B. Gatling	55,000		68,750	—	—	123,750
Fred A. Jackson	60,000		75,000	—	—	135,000
Jonathan L. Kelly	55,000		68,750	—	—	123,750
Franklin N. Saxon	—	(4)	—	42,462	300,000	342,462

(1)
The amounts reflected in this column are the grant date fair value of common stock and/or restricted stock unit awards issued to our directors, computed in accordance with ASC Topic 718. For information about the relevant assumptions made in calculating the expense, please see note 13 – “Stock-Based Compensation” to the financial statements including in our fiscal 2024 Annual Report on Form 10-K.

(2)
The amount reflected in this column shows the amount of interest earned during the fiscal year on Mr. Saxon’s account balance under our supplemental non-qualified deferred compensation plan that the SEC considers to be “above market.” The Compensation Committee is responsible for setting this interest rate. The current rate, which is the rate for 30-year U.S. Treasury notes plus 2.5%, has been in place since fiscal 2003. Mr. Saxon was eligible to participate in this plan by virtue of his status as an executive officer of the Company. Company contributions to the account of Mr. Saxon were discontinued during fiscal 2021. For more information about this plan, see “−Non-Qualified Deferred Compensation” above.

(3)
The amount reflected in this column is compensation for all of the services Mr. Saxon provided to the Company in fiscal 2024, including for serving as the Chairman of the Board and as a strategic consultant, as described above. The Compensation Committee did not allocate a specific portion of this compensation to Mr. Saxon’s role as Chairman of the Board, but considered the entire amount to be compensation for all of the services Mr. Saxon provided to the Company during fiscal 2024.

(4)
See the amount reported in column (g) to this table, along with footnote (3) to this table, for a description of the fees earned by Mr. Saxon, which include fees for his service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Mr. Davis (Chairman), Mr. Baugh, Ms. Decker, Ms. Gatling, Mr. Jackson, Mr. Jones, and Mr. Kelly. None of our executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

All transactions between the Company and related parties are reviewed and approved by our Audit Committee, which is made up entirely of independent directors. We collect information about related party transactions from our officers and directors through annual questionnaires distributed to officers and directors. Each director and officer agrees to abide by our Code of Business Conduct and Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company and the officer or director must be reported to the Audit Committee and is subject to approval by the Audit Committee if and when appropriate. The Code of Business Conduct and Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer, or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company. The Audit Committee’s charter provides that the Audit Committee will review, investigate, and monitor matters pertaining to the integrity or independence of the Board, including related party transactions. The Audit Committee reviews and makes determinations about related party transactions or other conflicts of interest as they arise, and the Audit Committee conducts an annual review of all related party transactions each fiscal year. Policies requiring review and approval of any transaction or arrangement with a director or executive officer that may present a conflict of interest are set forth in the Code of Business Conduct and Ethics, which states that such transactions will only be approved when the Audit Committee finds that the transaction is in the best interests of the Company even though it presents or appears to present a conflict of interest. The Company is not aware of any such transaction with any shareholder owning more than five percent of our stock who is not a director or officer, but any such transaction would be reviewed using the same guidelines as for officers and directors.

SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officers, any persons who hold more than ten percent of the Company’s common stock and certain trusts (collectively, “insiders”) to report their holdings of and transactions in the Company’s common stock to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings and any failures to file that occurred in fiscal 2024. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC’s rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that during fiscal 2024, its insiders complied with all applicable Section 16(a) reporting requirements.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports and information, systems of internal controls, and accounting, auditing, and financial reporting processes. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors and must pre-approve all services provided by the independent auditors. Both the independent auditors and the Company’s internal auditor report directly to and meet with the Audit Committee.

Management has the primary responsibility for financial statements and the reporting process. The Company’s firm of independent auditors, which for fiscal year 2024 was Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements as of and for the year ended April 28, 2024. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Grant Thornton the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence from the Company and its management. The Audit Committee also has considered whether Grant Thornton’s provision of non-audit services, if any, to the Company is compatible with the concept of auditor independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 28, 2024, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Audit Committee.

John A. Baugh, Chairman

Perry E. Davis

Sharon A. Decker

Kimberly B. Gatling

Fred A. Jackson

Alexander B. Jones

Jonathan L. Kelly

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth the fees billed to the Company by Grant Thornton LLP for services in fiscal 2024 and fiscal 2023.

	Fiscal 2024	Fiscal 2023
Audit Fees	$506,000	$590,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees (1)	$15,000	$—
Total Fees	$521,000	$590,000

(1)
All other fees for fiscal 2024 primarily consists of fees for review work associated with the filing of the S-8 registration statement associated with the Company's Amended and Restated Equity Incentive Plan.

The Audit Committee’s policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting. The Audit Committee pre-approved 100% of the services provided by Grant Thornton during fiscal 2024.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board is responsible for the appointment, compensation, and retention of our independent auditors. Grant Thornton LLP served as the independent auditors for the Company for fiscal year 2024. The Board of Directors recommends that the shareholders ratify the appointment of Grant Thornton LLP to serve as the independent auditors for the Company for fiscal year 2025. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors.

Grant Thornton LLP has served as the independent auditor for the Company since 2007. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders’ questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of

Grant Thornton LLP as independent auditors for fiscal year 2025.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 require that shareholders vote on an advisory resolution approving the compensation of the Company’s named executive officers (NEOs). A list of NEOs is provided in the “Summary Compensation Table” on page 41. This advisory vote, commonly referred to as a Say on Pay vote, is non-binding.

As outlined in the Compensation Discussion and Analysis section beginning on page 23, the primary purpose of the Company’s executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. To that end, the fiscal 2024 compensation program focused on four objectives:

•
Embracing a pay-for-results philosophy. Total pay is aligned with Company performance success through the use of management incentives;
•
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully;
•
Fairly compensating management for their service to the Company, which in turn helps to retain and motivate them; and
•
Aligning long-term interests of management with those of shareholders by providing at least half of long-term incentive award opportunities in the form of performance-based restricted stock units tied to challenging performance goals for each of three discreet one-year performance periods, with any earned awards payable in stock following the three-year period and subject to adjustment based on (i) the cumulative three-year adjusted operating income of the applicable reporting unit, and (ii) the Company's three year total shareholder return relative to industry peers.

Our Compensation Committee, which is comprised exclusively of independent directors, approved a new executive compensation philosophy in fiscal 2021 to gradually increase base salaries and target short-term (annual) and long-term incentive award opportunities for our NEOs to be more in line with market 50th percentile (or median) levels, as compared to the Company’s peer group, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. Any changes in compensation opportunities to improve pay competitiveness were intended to be made through a series of adjustments over time, as warranted based on Company and individual performance, with the first adjustment to base salaries being implemented in fiscal 2022. Following this first adjustment, base salaries for NEOs were set at levels that were still generally believed, based on a peer group benchmarking study undertaken in assessing fiscal 2022 compensation, to remain well below the 50th percentile market level compared to the Company’s fiscal 2022 peer group. The next step of this phased-in compensation adjustment to pay positioning targets was intended to be implemented for fiscal 2023. However, near the end of fiscal 2022, in response to ongoing macroeconomic headwinds affecting the Company’s business, the Company temporarily implemented a freeze on base salaries for most employees with base salaries over $150,000, including all of the NEOs, which freeze was maintained for NEOs throughout fiscal 2023. For fiscal 2024, based on ongoing macroeconomic uncertainty and market volatility, and in light of the Company's financial results, the Company again delayed any further implementation of adjusting executive pay to move towards these peer-median targets. Instead executives other than the chief executive officer received modest base salary merit increases, based on individual performance. The chief executive officer requested to continue the salary freeze already in place for him in fiscal 2024, in light of recent financial results for the Company that were below expectations. Based on these considerations, our executive compensation program for fiscal 2024 generally comprised:

•
Setting base salaries at levels generally believed to be well below the 50th percentile market level compared to the Company’s fiscal 2024 peer group;
•
Setting challenging financial targets for annual incentives, generally requiring significant year-over-year improvement or performance above the Company's internal annual operating plan budgets for each reporting unit to achieve a target payout, despite ongoing economic headwinds;
•
Setting challenging performance goals for the fiscal 2024 long term incentive program, which require significant improvements in profitability versus actual results for both fiscal 2023 and for each discreet one-year period within the three-year award period (i.e., significant improvement in profitability is required for fiscal 2024 as compared to fiscal 2023, for fiscal 2025 as compared to fiscal 2024, and for fiscal 2026 as compared to fiscal 2025, in order to accrue a target payout for the applicable year); and
•
Using a combination of performance-based and time-based awards for long-term incentives in order to align executive pay with the Company’s longer-term success and shareholder interests, while incentivizing our key employees to remain with the Company.

Relying on these factors, the Compensation Committee developed a fiscal 2024 compensation program that included a mixture of fixed, performance-based, and time-based compensation. Fixed compensation for fiscal 2024 reflects a continued freeze in base salary for the chief executive officer (at his request in light of recent financial results for the Company that were below expectations), and only modest merit-based increases in the base salaries of other executive officers. It also reflects each executives’ performance and contribution to the Company in the fiscal year prior to the year in which such base salaries were previously set (i.e., fiscal 2023), each executives’ responsibilities and tenure, the Company’s financial performance, market conditions which continue to be adversely affected by macroeconomic conditions, and management’s recommendations. Performance-based compensation includes annual bonuses tied to achievement of pre-established, short-term financial goals and equity awards designed to align executives’ long-term interests with those of shareholders. Time-based compensation includes equity awards designed to retain key executives and align executives’ long-term interests with those of shareholders. The Company encourages shareholders to read the Executive Compensation section of this Proxy Statement for additional information on compensation policies and procedures for the fiscal 2024 year, as well as changes for the fiscal 2025 executive compensation program in response to feedback from extensive shareholder outreach conducted in fiscal 2024. This material is found on pages 23 to 39.

In addition, our corporate culture and compensation philosophy call for rewarding successful results, rather than effort, through performance-leveraged and variable incentives. Our compensation program for fiscal 2024 was intended to support the following:

•
continuing to be a market leader in product innovation in our industry;
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not making any changes to performance goals for outstanding short-term and long-term incentive awards, despite significant industry and macroeconomic headwinds;
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a planned and disciplined approach to managing our business and the utilization of capital;
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maintaining a strong focus on increasing earnings, return on capital, cash generation, balance sheet management, and shareholder returns;
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prudent/calculated risk taking;
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providing only very limited perquisites;
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being more team-oriented than individual accountability oriented;
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decision making that is decentralized as pertains to sales, marketing, and operations, and centralized as pertains to strategic matters; and
•
a balanced perspective between short-term and long-term incentives and goals.

Because the Board of Directors and the Compensation Committee believe these compensation policies, procedures, and our corporate culture and compensation philosophy advance the Company’s short- and long-term interests, the Board recommends an advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosures in the Company’s proxy statement for the 2024 annual meeting of shareholders.”

While this vote is not binding on the Board of Directors, the Compensation Committee will consider the vote results when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the advisory resolution approving the Company’s executive compensation.

SHAREHOLDER PROPOSALS FOR 2025 MEETING

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s bylaws.

As prescribed by Rule 14a-8 under the Exchange Act, qualifying shareholders may present proper proposals for inclusion in our proxy statement for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 shareholder proposal to be timely and considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of our common stock, and our secretary must receive the written proposal at our principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2025 Annual Meeting is not held more than 30 days from the first anniversary of the 2024 Annual Meeting, the applicable deadline will be April 24, 2025).

In addition, the Company’s bylaws establish an advance notice requirement for any proposals by shareholders, including nominations for director, to be considered at the Annual Meeting. In general, written notice must be received by the Company’s secretary not less than 60 days nor more than 90 days prior to the Annual Meeting, and must contain information specified in the bylaws concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter and, in the case of nominations for director, setting forth certain biographical and other information about the persons nominated (see also “Director Nomination Process” on page 18). Accordingly, to be considered at the 2025 Annual Meeting, proposals must be received by the Company’s secretary no earlier than June 27, 2025, and no later than July 27, 2025. Shareholder proposals should be directed to Culp, Inc., Attention: Corporate Secretary, 1823 Eastchester Drive, High Point, North Carolina 27265.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the board of directors’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 27, 2025 (unless we move the meeting up or delay it by more than 30 days from September 25, 2025).

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of the Proxy Statement and Annual Report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the Proxy Statement and Annual Report in the future should be directed to Culp Inc., Attn. Ashley C. Durbin, Corporate Secretary, 1823 Eastchester Drive, High Point, North Carolina 27265, or by calling (336) 889-5161 and asking to speak to Ms. Durbin.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement and Annual Report may contact the Company as noted above to request that only a single copy of the Proxy Statement and Annual Report be mailed in the future.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).

Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward-looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update or alter such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict”, “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, target performance goals used in determining executive compensation, restructuring actions, production levels, new project launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings from restructuring actions), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, potential acquisitions, restructuring and restructuring-related charges, expenses, and/or credits, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. In addition, because our foreign operations use the U.S. dollar as their functional currency, changes in the exchange rate between the local currency of those operations and the U.S dollar can affect our reported profits from those foreign operations. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the recent coronavirus pandemic, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Also, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Finally, the future performance of our business also depends on our ability to successfully restructure our mattress fabric operations and return the segment to profitability. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” of our Annual Report.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in our Annual Report as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in our Annual Report are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of our Annual Report to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

IMPORTANT INFORMATION

This document contains disclosures about adjusted income statement information for the twelve month periods ending April 28, 2024, and April 30, 2023, which disclose adjusted loss from operations, a non-GAAP performance measure that we define as under the annual incentive plan as the operating income or loss for a reporting unit as calculated and recorded on the reporting unit’s financial statements, but excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions. Details of these calculations and a reconciliation to information from our GAAP financial statements are set forth in the table in Appendix A in the back of this report that reflects the “Reconciliation of Selected Income Statement Information for the Twelve Months Ended April 28, 2024, and April 30, 2023.” Management uses adjusted income statement information in evaluating the financial performance of our overall operations and business segments and as a performance measure in our incentive-based executive compensation program. We note, however, that this adjusted income statement information should not be viewed in isolation or as a substitute for loss from operations calculated in accordance with U.S. GAAP.

OTHER MATTERS

The Company’s management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

By Order of the Board of Directors,

FRANKLIN N. SAXON
Chairman

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2024 ANNUAL REPORT ON FORM 10‑K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: ASHLEY C. DURBIN, CORPORATE SECRETARY, 1823 EASTCHESTER DRIVE, HIGH POINT, NORTH CAROLINA 27265.

Appendix A

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE TWELVE MONTHS ENDED APRIL 28, 2024, AND APRIL 30, 2023

UNAUDITED

(AMOUNTS IN THOUSANDS)

	As Reported		Adjusted Results
	April 28,		April 28,
	2024	Adjustments	2024

Net sales	$225,333	—	$225,333
Cost of sales (1)	(197,394)	40	(197,354)
Gross profit	27,939	40	27,979
Selling, general and administrative expenses	(38,611)	—	(38,611)
Restructuring expense (2)	(636)	636	—
Loss from operations	$(11,308)	676	$(10,632)

Notes

(1) Cost of sales for the twelve months ending April 28, 2024, includes a restructuring related charge totaling $40,000 representing markdowns of inventory related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

(2) Restructuring expense of $636,000 for the twelve months ending April 28, 2024, represents impairment charges related to equipment of $329,000 and employee termination benefits of $103,000 related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti. In addition, during the fourth quarter of fiscal 2024, restructuring expense of $204,000 was incurred for employee termination benefits related to the rationalization of the upholstery fabrics finishing operation located in Shanghai, China.

	As Reported		Adjusted Results
	April 30,		April 30,
	2023	Adjustments	2023

Net sales	$234,934	—	$234,934
Cost of sales (1)	(224,038)	98	(223,940)
Gross profit	10,896	98	10,994
Selling, general and administrative expenses	(37,978)	—	(37,978)
Restructuring expense (2)	(1,396)	1,396	—
Loss from operations	$(28,478)	1,494	$(26,984)

Notes

(1) Cost of sales for the twelve months ending April 28, 2024, includes a restructuring related charge totaling $98,000, which pertained to a loss on disposal and markdowns of inventory related to the exit of the company's cut and sew upholstery fabrics operation located in Shanghai, China.

(2) Restructuring expense of $1.4 million for the twelve months ending April 30, 2023, relates to restructuring activities for both the company's cut and sew upholstery fabrics operations located in Shanghai, China, which occurred during the second quarter of fiscal 2023, and located in Ouananminthe, Haiti, which occurred during the third and fourth quarters of fiscal 2023. Restructuring expense represents employee termination benefits of $507,000, lease termination costs of $481,000, impairment losses totaling $357,000 that relate to leasehold improvements and equipment, and $51,000 for other associated costs.

CULP VOTE

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Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - John A. Baugh	☐	☐
02 - Robert G. Culp, IV	☐	☐
03 - Sharon A. Decker	☐	☐
04 - Kimberly B. Gatling	☐	☐
05 - Fred A. Jackson	☐	☐
06 - Alexander B. Jones	☐	☐
07 - Franklin N. Saxon	☐	☐

Proposal	For	Against	Abstain
2. PROPOSAL to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for fiscal 2025.	☐	☐	☐
3. Say on Pay – On an advisory basis, to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Be sure to date and sign this Proxy. (Please sign exactly as your name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

0417YA

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/culp This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Robert G. Culp, IV, Kenneth R. Bowling, and Ashley C. Durbin, and each of them, attorneys-in-fact and proxies with full power of substitution, to act and vote as designated on the other side all the shares of common stock of Culp, Inc. held of record by the undersigned on August 8, 2023, which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on September 27, 2023, or any adjournment or adjournments thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders. This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1, for proposals 2, 3 and 5 and 1 year on proposal 4. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy also confers discretionary authority to vote on the approval of minutes, any matters incident to the conduct of the meeting, or any other matters that may properly come before the meeting. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — Culp, Inc. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + +